                                                                     Exhibit 4-F


                                                                  EXECUTION COPY




                      AMENDED AND RESTATED TRUST AGREEMENT

                                HERCULES TRUST V

                          Dated as of November 12, 1998

                                TABLE OF CONTENTS


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                                                                                             PAGE
                                    ARTICLE 1
                         INTERPRETATION AND DEFINITIONS

SECTION 1.01.  Definitions......................................................................2

                                    ARTICLE 2
                               TRUST INDENTURE ACT

SECTION 2.01.  Trust Indenture Act; Application................................................16
SECTION 2.02.  Lists of Holders of Securities..................................................16
SECTION 2.03.  Reports by the Property Trustee.................................................17
SECTION 2.04.  Periodic Reports to Property Trustee............................................17
SECTION 2.05.  Evidence of Compliance with Conditions..........................................17
SECTION 2.06.  Events of Default; Waiver.......................................................17
SECTION 2.07.  Event of Default; Notice........................................................19

                                    ARTICLE 3
                                  ORGANIZATION

SECTION 3.01.  Name............................................................................20
SECTION 3.02.  Office..........................................................................20
SECTION 3.03.  Purpose.........................................................................20
SECTION 3.04.  Authority.......................................................................20
SECTION 3.05.  Title to Property of the Trust..................................................21
SECTION 3.06.  Powers and Duties of the Administrative Trustees................................21
SECTION 3.07.  Prohibition of Actions by the Trust and the Trustees............................24
SECTION 3.08.  Powers and Duties of the Property Trustee.......................................25
SECTION 3.09.  Certain Duties and Responsibilities of the Property
                 Trustee.......................................................................28
SECTION 3.10.  Certain Rights of Property Trustee..............................................30
SECTION 3.11.  Delaware Trustee................................................................33
SECTION 3.12.  Execution of Documents..........................................................34
SECTION 3.13.  Not Responsible for Recitals or Issuance of Securities..........................34
SECTION 3.14.  Duration of Trust...............................................................34
SECTION 3.15.  Mergers.........................................................................34

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                                                                                             PAGE
                                    ARTICLE 4
                                     SPONSOR

SECTION 4.01.  Sponsor's Purchase of Common Securities.........................................36
SECTION 4.02.  Covenants of the Common Securities Holder.......................................36
SECTION 4.03.  Responsibilities of the Sponsor.................................................37
SECTION 4.04.  Right to Proceed................................................................37

                                    ARTICLE 5
                                    TRUSTEES

SECTION 5.01.  Number of Trustees; Appointment of Co-Trustee...................................38
SECTION 5.02.  Delaware Trustee................................................................38
SECTION 5.03.  Property Trustee; Eligibility...................................................39
SECTION 5.04.  Certain Qualifications of Administrative Trustees and
                 Delaware Trustee Generally....................................................40
SECTION 5.05.  Administrative Trustees.........................................................40
SECTION 5.06.  Delaware Trustee................................................................41
SECTION 5.07.  Appointment, Removal and Resignation of Trustees................................41
SECTION 5.08.  Vacancies among Trustees........................................................43
SECTION 5.09.  Effect of Vacancies.............................................................43
SECTION 5.10.  Meetings........................................................................43
SECTION 5.11.  Delegation of Power.............................................................44
SECTION 5.12.  Merger, Conversion, Consolidation or Succession to
                 Business......................................................................44
SECTION 5.13.  Compensation....................................................................44

                                    ARTICLE 6
                  DISTRIBUTIONS; RESET RATE; REMARKETING; MANDATORY REDEMPTION

SECTION 6.01.  Distributions...................................................................45
SECTION 6.02.  Determination of Reset Date; Remarketing Procedures.............................45
SECTION 6.03.  Reset of Distribution Rate and Mandatory Redemption
                 Date..........................................................................48
SECTION 6.04.  Renewed Remarketing.............................................................48
SECTION 6.05.  Failed Remarketing; Mandatory Redemption........................................48
SECTION 6.06.  Early Remarketing...............................................................48
SECTION 6.07.  Adjustments to Trigger Price....................................................49

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                                                                                             PAGE
                                    ARTICLE 7
                             ISSUANCE OF SECURITIES

SECTION 7.01.  General Provisions Regarding Securities.........................................50
SECTION 7.02.  Execution and Authentication....................................................50
SECTION 7.03.  Form and Dating.................................................................51
SECTION 7.04.  Registrar and Paying Agent......................................................53
SECTION 7.05.  Paying Agent to Hold Money in Trust.............................................53
SECTION 7.06.  Replacement of Securities.......................................................54
SECTION 7.07.  Outstanding Preferred Securities................................................54
SECTION 7.08.  Preferred Securities in Treasury................................................55
SECTION 7.09.  Temporary Securities............................................................55
SECTION 7.10.  Cancellation....................................................................55
SECTION 7.11.  CUSIP Numbers...................................................................55

                                    ARTICLE 8
                      DISSOLUTION AND TERMINATION OF TRUST

SECTION 8.01.  Dissolution and Termination of Trust............................................56

                                    ARTICLE 9
                              TRANSFER OF INTERESTS

SECTION 9.01.  Transfer of Securities..........................................................57
SECTION 9.02.  Transfer Procedures and Restrictions............................................59
SECTION 9.03.  Deemed Security Holders.........................................................62
SECTION 9.04.  Book Entry Interests............................................................63
SECTION 9.05.  Notices to Depository...........................................................63
SECTION 9.06.  Appointment of Successor Depository.............................................64

                                   ARTICLE 10
              LIMITATION OF LIABILITY OF HOLDERS OF SECURITIES, TRUSTEES OR OTHERS

SECTION 10.01. Liability......................................................................64
SECTION 10.02. Exculpation....................................................................64
SECTION 10.03. Fiduciary Duty.................................................................65
SECTION 10.04. Indemnification................................................................66
SECTION 10.05. Outside Businesses.............................................................69

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                                                                                             PAGE
                                   ARTICLE 11
                                   ACCOUNTING

SECTION 11.01.  Fiscal Year....................................................................70
SECTION 11.02.  Certain Accounting Matters.....................................................70
SECTION 11.03.  Banking........................................................................70
SECTION 11.04.  Withholding....................................................................71

                                   ARTICLE 12
                             AMENDMENTS AND MEETINGS

SECTION 12.01.  Amendments.....................................................................71
SECTION 12.02.  Meetings of the Holders of Securities; Action by Written
                  Consent......................................................................73
SECTION 12.03.  Power of Attorney..............................................................75

                                   ARTICLE 13
                    REPRESENTATIONS OF PROPERTY TRUSTEE AND DELAWARE TRUSTEE

SECTION 13.01.  Representations and Warranties of Property Trustee.............................76
SECTION 13.02.  Representations and Warranties of Delaware Trustee.............................76

                                   ARTICLE 14
                                  MISCELLANEOUS

SECTION 14.01.  Notices........................................................................77
SECTION 14.02.  Governing Law..................................................................79
SECTION 14.03.  Intention of the Parties.......................................................79
SECTION 14.04.  Headings.......................................................................79
SECTION 14.05.  Successors and Assigns.........................................................79
SECTION 14.06.  Partial Enforceability.........................................................79
SECTION 14.07.  Counterparts...................................................................79

Annex I              Terms of Securities......................................................I-1
Exhibit A-1          Form of Preferred Security Certificate..................................A1-1
Exhibit A-2          Form of Common Security Certificate.....................................A2-1
Exhibit A-3          Form of Replacement Security Certificate................................A3-1
Exhibit B            Specimen of Subordinated Note............................................B-1
Exhibit C            Purchase Agreement.......................................................C-1
Exhibit D            Remarketing Agreement....................................................D-1

                              AMENDED AND RESTATED
                                 TRUST AGREEMENT
                                       OF
                                HERCULES TRUST V
                                   DATED AS OF
                                NOVEMBER 12, 1998

         AMENDED AND RESTATED TRUST AGREEMENT (the "AGREEMENT") dated and effective as of November 12, 1998, by the Trustees (as defined herein), the Sponsor (as defined herein) and by the Holders (as defined herein), from time to time, of undivided beneficial interests in the assets of the Trust (as defined herein) to be issued pursuant to this Agreement;

         WHEREAS, the Trustees and the Sponsor established Hercules Trust V (the "TRUST"), a trust created under the Business Trust Act (as defined herein) pursuant to a Trust Agreement dated as of October 14, 1998 (the "ORIGINAL AGREEMENT"), and a Certificate of Trust filed with the Secretary of State of the State of Delaware on October 14, 1998, for the sole purpose of issuing and selling certain securities representing undivided beneficial interests in the assets of the Trust and investing the proceeds thereof in certain Subordinated Notes of the Subordinated Note Issuer (each as defined herein) and engaging in only those activities necessary, advisable or incidental thereto;

         WHEREAS, the parties hereto desire to amend and restate each and every term and provision of the Original Agreement; and

         NOW, THEREFORE, it being the intention of the parties hereto that the Trust continue as a business trust under the Business Trust Act, that the Original Agreement be amended and restated in its entirety as provided herein and that this Agreement constitute the governing instrument of such business trust, the Trustees declare that all assets contributed to the Trust will be held in trust for the benefit of the Holders, from time to time, of the securities representing undivided beneficial interests in the assets of the Trust issued hereunder, subject to the provisions of this Agreement and, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

                                    ARTICLE 1
                         INTERPRETATION AND DEFINITIONS

         SECTION 1.01.  Definitions.

         Unless the context otherwise requires:

           (a) capitalized terms used in this Agreement but not defined in the preamble above or elsewhere herein have the respective meanings assigned to them in this Section 1.01;

           (b) a term defined anywhere in this Agreement has the same meaning throughout;

           (c) all references to "THE AGREEMENT" or "THIS AGREEMENT" are to this Amended and Restated Trust Agreement, as amended from time to time, and each Annex and Exhibit hereto, as modified, supplemented or amended from time to time;

           (d) all references in this Agreement to Articles and Sections and Annexes and Exhibits are to Articles and Sections of and Annexes and Exhibits to this Agreement unless otherwise specified;

           (e) a term defined in the Trust Indenture Act (as defined herein) has the same meaning when used in this Agreement unless otherwise defined in this Agreement or unless the context otherwise requires; and

           (f) a reference to the singular includes the plural and vice versa.

         "ADMINISTRATIVE TRUSTEE" has the meaning set forth in Section 5.01.

         "AFFILIATE" has the same meaning as given to that term in Rule 405 under the Securities Act or any successor rule thereunder.

         "AGENT" means any Paying Agent or Registrar.

         "ASSOCIATED PERSON" has the meaning set forth in Article 1(ee) of the ByLaws of the National Association of Securities Dealers, Inc.

         "AUTHORIZED OFFICER" of a Person means any other Person that is authorized to legally bind such former Person.

         "BID" means an irrevocable offer to purchase the aggregate outstanding Liquidation Amount of Preferred Securities at the Remarketing Price with a Distribution Rate equal to the Bid Rate specified in such Bid and with a Mandatory Redemption Date on the Maturity Extension Date.

         "BID RATE" means the proposed Distribution Rate on the Preferred Securities specified in a Bid.

         "BOOK-ENTRY INTEREST" means a beneficial interest in a Global Preferred Security Certificate registered in the name of a Depository or its nominee, ownership and transfers of which shall be maintained and made through book entries by a Depository as described in Section 9.04.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which banking institutions in The City of New York or Wilmington, Delaware are authorized or required by law, regulation or executive order to close and, until the Remarketing Settlement Date, that is also a London Banking Day.

         "BUSINESS TRUST ACT" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq., as it may be amended from time to time, or any successor legislation.

         "CALCULATION AGENT" shall mean NationsBanc Montgomery Securities
LLC.

         "CLOSING PRICE" of the Common Stock on any Trading Day shall mean the reported last sale price on such day of such Common Stock as of the end of the regularly scheduled trading day on the principal securities exchange on which it is listed, or, in case no such sale takes place on such day, the average of the reported last bid and asked prices on such day, in either case, as reported on the Consolidated Tape maintained by the Consolidated Tape Association or, if the Common Stock is not listed or admitted to trading on any securities exchange which participates in the Consolidated Tape Association, the average of the reported last bid and asked prices of Common Stock on the over-the-counter market on such day as reported by the National Association of Securities Dealers Automated Quotation System or a similar generally accepted reporting service or, if not so reported, the average of the closing bid and asked prices as furnished by any New York Stock Exchange, Inc. member firm selected from time to time by the Calculation Agent for that purpose or, if not so available in such manner, as otherwise determined in good faith by the Calculation Agent.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time, or any successor legislation.

         "COMMENCEMENT DATE" means November 12, 1999, subject to acceleration pursuant to the provisions of Section 7 of the Forward Underwriting Agreement.

         "COMMISSION" means the United States Securities and Exchange Commission as from time to time constituted, or if at any time after the execution of this Agreement such Commission is not existing and performing the duties now assigned to it under applicable federal securities laws, then the body performing such duties at such time.

         "COMMON SECURITIES" has the meaning set forth in Section 7.01(a).

         "COMMON SECURITIES GUARANTEE" means the Common Securities Guarantee Agreement, dated as of November 12, 1998 of the Sponsor in respect of the Common Securities.

         "COMMON STOCK" means the common stock, no par value, of the Sponsor.

         "COMPANY INDEMNIFIED PERSON" means (a) any Administrative Trustee; (b) any Affiliate of any Administrative Trustee; (c) any officers, directors, shareholders, members, partners, employees, representatives or agents of any Administrative Trustee; or (d) any officer, employee or agent of the Trust or its Affiliates; provided that the term "COMPANY INDEMNIFIED PERSON" shall not include any Fiduciary Indemnified Person.

         "CORPORATE TRUST OFFICE" means the office of the Property Trustee for the conduct of corporate trust business at which the matters related to this Agreement shall, at any particular time, be principally administered, which office at the date of execution of this Agreement is located at One Liberty Place, 52nd Floor, 1650 Market Street, Philadelphia, Pennsylvania 19103.

         "COVERED PERSON" means: (a) any officer, director, shareholder, partner, member, representative, employee or agent of (i) the Trust or (ii) the Trust's Affiliates; and (b) any Holder of Securities.

         "CREDIT AGREEMENT" means the Credit Agreement dated as of October 15, 1998 among the Sponsor, certain subsidiaries of the Sponsor from time to time parties thereto, the several lenders from time to time parties thereto, NationsBank, N.A., as Administrative Agent, The Chase Manhattan Bank, Morgan Guaranty Trust Company of New York and Citibank, N.A., as Co-Syndication Agents, as amended, supplemented, modified or superseded from time to time.

         "CROSS DEFAULT" means the occurrence or existence of a Event of Default (as defined in the Credit Agreement).

         "CURED DEFAULT TRIGGER EVENT" has the meaning set forth in Section 6.06(b).

         "DEFAULT" means an event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

         "DEFAULT RATE" means the Distribution Rate that would be applicable under Section 2 of Annex I hereof if not for the applicability of the Default Rate plus 75 basis points.

         "DEFINITIVE PREFERRED SECURITIES" has the meaning set forth in Section 7.03(a).

         "DELAWARE TRUSTEE" has the meaning set forth in Section 5.01.

         "DEPOSITORY" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act that, in the case of Preferred Securities held in global form, is acting as depositary for the Preferred Securities and in whose name or in the name of a nominee of that organization shall be registered a global certificate and which shall undertake to effect book-entry transfers and pledges of the Preferred Securities. At the time Replacement Securities are issued, the initial Depository shall be DTC.

         "DIRECT ACTION" has the meaning set forth in Section 3.08(e).

         "DISTRIBUTION" means amounts payable to Holders in respect of Securities as provided in Section 6.01.

         "DISTRIBUTION DATE" has the meaning set forth in Section 2(c) of Annex I hereto.

         "DISTRIBUTION RATE" has the meaning specified in Section 2(a) of Annex I hereto.

         "DTC" means The Depository Trust Company.

         "EVENT OF DEFAULT" means, with respect to the Securities, an Event of Default (as defined in the Indenture) that has occurred and is continuing in respect of the Subordinated Notes.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor legislation.

         "EXPECTED RESET DATE" has the meaning set forth in Section 6.02(a).

         "FAILED REMARKETING" means any event specified as such, at the time so specified in Article 6.

         "FIDUCIARY INDEMNIFIED PERSON" has the meaning set forth in Section 10.04(b).

         "FINAL RESET DATE" means the third scheduled Trading Day prior to the Remarketing Termination Date.

         "FISCAL YEAR" has the meaning set forth in Section 11.01.

         "FORMER HOLDERS" has the meaning set forth in Section 6.02(i).

         "FORWARD UNDERWRITING AGREEMENT" means the Forward Underwriting Agreement dated November 12, 1998, between the Sponsor and NationsBanc Montgomery Securities LLC, as amended, supplemented, modified or superseded from time to time.

         "GLOBAL PREFERRED SECURITY" has the meaning set forth in Section
7.03(a).

         "HOLDER" means a Person in whose name a Security or Successor Security is registered, such Person being a beneficial owner within the meaning of the Business Trust Act.

         "INDEMNIFIED PERSON" means a Company Indemnified Person or a Fiduciary Indemnified Person.

         "INDENTURE" means the Junior Subordinated Debenture Indenture dated as of November 12, 1998, between the Subordinated Note Issuer and the Subordinated Note Trustee, as supplemented by the Supplemental Indenture and as further amended, supplemented, modified or superseded from time to time.

         "INVESTMENT COMPANY" means an investment company as defined in the Investment Company Act.

         "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, as amended from time to time, or any successor legislation.

         "INVESTMENT COMPANY EVENT" means the receipt by the Administrative Trustees and the Subordinated Note Issuer of a reasoned Opinion of Counsel of independent counsel experienced in such matters, to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or regulations thereunder of the United States, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date hereof, there is more than an insubstantial risk that the Trust is or will be considered an "Investment Company" which is required to be registered under the Investment Company Act and such risk cannot be and could not have been avoided either (i) by dissolution of the Trust and distribution of the Subordinated Notes to Holders per Section 8.01(a)(iii) or (ii) by the Trust or the Sponsor taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure that has no adverse effect on the Trust, the Sponsor or the Holders.

         "LEGAL ACTION" has the meaning set forth in Section 3.06(h).

         "LIBOR" means the rate determined by the Calculation Agent as the rate for deposits for a period of three months in U.S. Dollars which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on the date of determination. If such rate does not appear on the Telerate Page 3750, the rate on the date of determination will be determined as if the parties had specified the LIBOR-Reference Banks Rate as the applicable rate.

         "LIBOR-REFERENCE BANKS RATE" means that the rate will be determined on the basis of the rates which deposits in U.S. Dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on the date of determination to prime banks in the London interbank market for a period of three months commencing two London Banking Days following such date of determination and in the Representative Amount. The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Calculation Agent, at approximately 11:00 a.m., New York City time, on the date of determination for loans in U.S. Dollars to leading banks for a period of three months commencing two London Banking Days following such date of determination and in the Representative Amount.

         "LIKE AMOUNT" has the meaning set forth in Section 4 of Annex I hereto.

         "LIQUIDATION AMOUNT" has the meaning set forth in Section 2(a) of Annex I hereto.

         "LIQUIDATION DISTRIBUTION" has the meaning set forth in Section 4 of Annex I hereto.

         "LIST OF HOLDERS" has the meaning set forth in Section 2.02(a).

         "LONDON BANKING DAY" means any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market.

         "MAJORITY IN LIQUIDATION AMOUNT" means, with respect to the Securities, except as provided in the terms of the Preferred Securities or by the Trust Indenture Act, Holders of outstanding Securities voting together as a single class or, as the context may require, Holders of outstanding Preferred Securities or Holders of outstanding Common Securities voting separately as a class, who are the record owners of more than 50% of the aggregate Liquidation Amount (including the amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Securities of the relevant class.

         "MANDATORY REDEMPTION DATE" means November 10, 1999; provided that on and after the settlement of the sale of the Preferred Securities in a successful Remarketing, the Mandatory Redemption Date shall be the Maturity Extension Date.

         "MANDATORY REDEMPTION PRICE" has the meaning set forth in Section 5(b) of Annex I hereto.

         "MANDATORY REDEMPTION PROCEEDS" has the meaning set forth in Section 6.05.

         "MATURITY EXTENSION DATE" means the first anniversary of the Remarketing Settlement Date on which Replacement Securities are issued.

         "90 DAY PERIOD" has the meaning set forth in Section 5(c) of Annex I hereto.

         "OFFERING MEMORANDUM" has the meaning set forth in Section 3.06(b)(i).

         "OFFICERS' CERTIFICATE" means, with respect to any Person, a certificate signed by a co-Chief Executive Officer, the Chief Financial Officer, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary. Any Officers' Certificate delivered by the Trust shall be signed by at least one Administrative Trustee. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Agreement shall include:

           (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

           (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

           (c) a statement that each such officer has made such examination or investigation as, in such officers' opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

           (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

         "ORIGINAL AGREEMENT" has the meaning set forth in the first recital hereof.

         "OPINION OF COUNSEL" means a written opinion of counsel who shall be reasonably acceptable to the Property Trustee.

         "PARTICIPANTS" has the meaning set forth in Section 7.03(c).

         "PAYING AGENT" has the meaning set forth in Section 7.04.

         "PAYMENT AMOUNT" has the meaning set forth in Section 6.01.

         "PERSON" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

         "PORTAL MARKET" means the Private Offerings, Resales and Trading through Automated Linkages Market operated by the National Association of Securities Dealers, Inc. or any successor thereto.

         "POTENTIAL ADJUSTMENT EVENT" means any of the following:

                  (i) a subdivision, consolidation or reclassification of the Common Stock (unless as a result of a merger or other similar event) or a free distribution or dividend of any such Common Stock to existing holders by way of bonus, capitalization or similar issue;

                  (ii) a distribution or dividend to existing holders of the Common Stock of (A) shares of such Common Stock, or (B) other share capital or securities granting the right to payment of dividends and/or the proceeds of liquidation of the Sponsor equally or proportionately with such payments to holders of such Common Stock, or (C) any other type of securities, rights or warrants or other assets, in any case for payment (cash or other) at less than the prevailing market price as determined by the Calculation Agent;

                  (iii) any dividend paid by the Sponsor on the Common Stock other than ordinary cash dividends (which ordinary cash dividends include amounts, sometimes called "dividend equivalents," paid under the Sponsor's employee benefit and compensation plans on the Common Stock grants (whether options, restricted stock or other) under such plans, but only to the extent such amounts do not exceed the amounts of ordinary cash dividends that would be payable were such Common Stock grants treated as Common Stock);

                  (iv) a call by the Sponsor in respect of shares of Common Stock that are not fully paid;

                  (v) a repurchase by the Sponsor of shares of Common Stock whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise (excluding the repurchase of up to 8,192,125 shares of Common Stock remaining under the Sponsor's stock repurchase program authorized by the Board of Directors of the Sponsor prior to the date hereof); or

                  (vi) any other similar event that may have a diluting or concentrative effect on the theoretical value of the Common Stock.

         "PREFERRED PURCHASE DATE" has the meaning set forth in the Purchase Agreement.

         "PREFERRED SECURITIES" has the meaning set forth in Section 7.01(a).

         "PREFERRED SECURITIES GUARANTEE" means the Preferred Securities Guarantee Agreement dated as of November 12, 1998, of the Sponsor in respect of the Preferred Securities as amended, supplemented, modified or superseded from time to time.

         "PREFERRED SECURITY BENEFICIAL OWNER" means, with respect to a Book-Entry Interest, a Person who is the beneficial owner of such Book-Entry Interest, as reflected on the books of the Depository, or on the books of a Person maintaining an account with such Depository (directly as a Participant or as an indirect participant, in each case in accordance with the rules of such Depository).

         "PRE-REMARKETING DISTRIBUTION DATE" has the meaning set forth in
Section 2(b) of Annex I hereto.

         "PROPERTY TRUSTEE" has the meaning set forth in Section 5.03(a).

         "PROPERTY TRUSTEE ACCOUNT" has the meaning set forth in Section
3.08(c).

         "PRO RATA" has the meaning set forth in Section 9 of Annex I hereto.

         "PURCHASE AGREEMENT" means the Purchase Agreement to be dated as of November 12, 1998 among NMS Services Inc., the Sponsor and the Trust and sale of Preferred Securities in the form of Exhibit C.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "QUORUM" means a majority of the Administrative Trustees or, if there are only two Administrative Trustees, both of them.

         "REDEMPTION/DISTRIBUTION NOTICE" has the meaning set forth in Section 5(f)(i) of Annex I hereto.

         "REFERENCE BANKS" means, for the purposes of any LIBOR rate, four major banks in the London interbank market.

         "REFERENCE CORPORATE DEALER" means a leading dealer that is a QIB, which shall not include NationsBanc Montgomery Securities LLC, its Affiliates or its Associated Persons, of publicly traded debt securities, including debt securities of the Sponsor, to be selected by the Sponsor.

         "REGISTRAR" has the meaning set forth in Section 7.04.

         "REMARKETING" means a remarketing of Preferred Securities pursuant to
Article 6.

         "REMARKETING AGENT" means a nationally recognized investment banking firm chosen by the Sponsor to effect the Remarketing. It is currently anticipated that the Remarketing Agent will be NationsBanc Montgomery Securities LLC.

         "REMARKETING AGREEMENT" means the Remarketing Agreement to be dated as of November 12, 1998 among the Sponsor, the Trust and the Remarketing Agent, in the form of Exhibit D.

         "REMARKETING FEE" means the fee specified in the Remarketing Agreement as the Remarketing Fee.

         "REMARKETING PRICE" means 100.5% of the aggregate stated Liquidation Amount of the Preferred Securities plus accrued and unpaid Distributions (if any).

         "REMARKETING SETTLEMENT DATE" means the third Business Day immediately following the Reset Date.

         "REMARKETING TERMINATION DATE" means November 10, 1999.

         "RENEWED REMARKETING" has the meaning set forth in Section 6.04.

         "REPLACEMENT SECURITIES" has the meaning set forth in Section 6.02(j).

         "REPRESENTATIVE AMOUNT" means, for the purposes of any LIBOR rate for which a Representative Amount is relevant, an amount that is equal to the aggregate Liquidation Amount of all of the Trust Securities.

         "RESET DATE" means any date established as a Reset Date pursuant to
Section 6.02(a), 6.04 or 6.06.

         "RESPONSIBLE OFFICER" means, with respect to the Property Trustee, any officer within the Corporate Trust Office of the Property Trustee with direct responsibility for the administration of this Agreement, including any vice-president, any assistant vice-president, any assistant secretary, any assistant treasurer or other officer of the Corporate Trust Office of the Property Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer of the Property Trustee to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

         "RESTRICTED SECURITY" has the meaning set forth in Section 9.01(d).

         "RULE 144A" means Rule 144A as promulgated under the Securities Act, or any successor rule.

         "RULE 144(K)" means Rule 144(k) as promulgated under the Securities Act, or any successor rule.

         "SECONDARY PURCHASE AGREEMENT" means an agreement to be dated as of the Reset Date (or such other date permitted by applicable law) among the Sponsor, the Trust, the Remarketing Agent and the Secondary Purchaser, substantially in the form of Exhibit A to the Remarketing Agreement, or as otherwise agreed among the Sponsor, the Trust, the Remarketing Agent and the Secondary Purchaser.

         "SECONDARY PURCHASER" has the meaning set forth in Section 6.02(c).

         "SECURITIES" or "TRUST SECURITIES" means the Common Securities and the Preferred Securities.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, or any successor legislation.

         "SECURITIES GUARANTEES" means the Common Securities Guarantee and the Preferred Securities Guarantee.

         "SPECIAL EVENT" means a Tax Event or an Investment Company Event.

         "SPONSOR" means Hercules Incorporated, a Delaware corporation, or any successor entity resulting from any merger, consolidation, amalgamation or other business combination, in its capacity as sponsor of the Trust.

         "STOCK PRICE TRIGGER EVENT" has the meaning set forth in Section
6.06(a).

         "SUBORDINATED NOTE ISSUER" means Hercules Incorporated, a Delaware corporation, or any successor entity resulting from any consolidation, amalgamation, merger or other business combination, in its capacity as issuer of the Subordinated Notes under the Indenture.

         "SUBORDINATED NOTE REPAYMENT PRICE" has the meaning set forth in the Supplemental Indenture.

         "SUBORDINATED NOTES" means the Auction Rate Reset Junior Subordinated Notes Series A of the Subordinated Note Issuer issued pursuant to the Indenture in the form of Exhibit B.

         "SUBORDINATED NOTE TRUSTEE" means The Chase Manhattan Bank, a New York banking corporation, as trustee under the Indenture until a successor is appointed thereunder, and thereafter means such successor trustee.

         "SUCCESSOR DELAWARE TRUSTEE" has the meaning set forth in Section 5.07(b)(ii).

         "SUCCESSOR ENTITY" has the meaning set forth in Section 3.15(b)(i).

         "SUCCESSOR PROPERTY TRUSTEE" has the meaning set forth in Section 3.08(f)(ii).

         "SUCCESSOR SECURITIES" has the meaning set forth in Section 3.15(b)(i)(B).

         "SUPER MAJORITY" has the meaning set forth in Section 2.06(a)(ii).

         "SUPPLEMENTAL INDENTURE" means the First Supplemental Indenture dated as of November 12, 1998 between the Subordinated Note Issuer and the Subordinated Note Trustee pursuant to which the Subordinated Notes are to be issued, as amended, supplemented, modified or superseded from time to time.

         "TAX EVENT" means the receipt by the Administrative Trustees and the Subordinated Note Issuer of a reasoned Opinion of Counsel of independent counsel experienced in such matters, to the effect that, (x) as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date hereof, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States Federal income tax with respect to income received or accrued on the Subordinated Notes, (ii) the interest payable by the Subordinated Note Issuer on the Subordinated Notes is not, or within 90 days of the date of such opinion will not be, deductible by the Subordinated Note Issuer, in whole or in part, for United States Federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges; and (y) such risk cannot be and could not have been avoided either (A) by dissolution of the Trust and distribution of the Subordinated Notes to Holders pursuant to Section 8.01(a)(iii) or (B) by the Trust or the Sponsor taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure that has no adverse effect on the Trust, the Sponsor or the Holders.

         "10% IN LIQUIDATION AMOUNT" means, with respect to the Securities, except as provided in the terms of the Preferred Securities or by the Trust Indenture Act, Holders of outstanding Securities voting together as a single class or, as the context may require, Holders of outstanding Preferred Securities or Holders of outstanding Common Securities voting separately as a class, who are the record owners of 10% or more of the aggregate Liquidation Amount (including the amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Securities of the relevant class.

         "TRADING DAY" shall mean any day, as reasonably determined by the Remarketing Agent, on which the Common Stock is not suspended from trading at any time during such day and is traded at least once on the New York Stock Exchange, Inc., or, if not then admitted for trading on the New York Stock Exchange, Inc., on the principal securities exchange or quotation system on which the Common Stock is then listed or admitted for trading.

         "TRANSFER RESTRICTION TERMINATION DATE" means the first date on which the Preferred Securities (other than Preferred Securities acquired by the Trust or any Affiliate thereof) may be sold pursuant to Rule 144(k).

         "TREASURY REGULATIONS" means the income tax regulations, including temporary and proposed regulations, promulgated under the Code by the United States Treasury, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         "TRIGGER EVENT" has the meaning set forth in Section 6.06.

         "TRIGGER PRICE" has the meaning set forth in Section 6.07.

         "TRUSTEE" or "TRUSTEES" means each Person who has signed this Agreement as a trustee, so long as such Person shall continue as Trustee of the Trust in accordance with the terms hereof, and all other Persons who may from time to time be duly appointed, qualified and serving as Trustees in accordance with the provisions hereof, and references herein to a Trustee or the Trustees shall refer to such Person or Persons solely in their capacity as trustees hereunder.

         "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939, as amended from time to time, or any successor legislation.

         "UNDERWRITER" means NationsBanc Montgomery Securities LLC, as Underwriter under the Forward Underwriting Agreement.

         "UNDERWRITING TRIGGER EVENT" has the meaning set forth in Section 6.06(c)(ii).

         "U.S. DOLLAR," "DOLLAR," "U.S.$," "$" and "USD" means the lawful currency of the United States of America.

         "WINNING BID RATE" has the meaning set forth in Section 6.02(b).



                                    ARTICLE 2
                               TRUST INDENTURE ACT

         SECTION 2.01. Trust Indenture Act; Application. (a) This Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Agreement in order for this Agreement to be qualified under the Trust Indenture Act and shall, to the extent applicable, be governed by such provisions.

          (b) The Property Trustee shall be the only Trustee which is a trustee for the purposes of the Trust Indenture Act.

          (c) If and to the extent that any provision of this Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

          (d) The application of the Trust Indenture Act to this Agreement shall not affect the nature of the Securities as equity securities representing undivided beneficial interests in the assets of the Trust.

         SECTION 2.02. Lists of Holders of Securities. (a) Each of the Sponsor and the Administrative Trustees on behalf of the Trust shall provide the Property Trustee, unless the Property Trustee is the Registrar for the Securities, (i) within 14 days after each record date for payment of Distributions, a list, in such form as the Property Trustee may reasonably require, of the names and addresses of the Holders of the Securities ("LIST OF HOLDERS") as of such record date, provided that neither the Sponsor nor the Administrative Trustees on behalf of the Trust shall be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Property Trustee by the Sponsor and the Administrative Trustees on behalf of the Trust, and (ii) at any other time, within 30 days of receipt by the Trust of a written request for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Property Trustee. The Property Trustee shall preserve, in as current a form as is reasonably practicable, all information contained in Lists of Holders given to it or which it receives in the capacity as Paying Agent (if acting in such capacity), provided that the Property Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

          (b) The Property Trustee shall comply with the obligations set forth under Sections 311(a), 311(b) and 312(b) of the Trust Indenture Act.

         SECTION 2.03. Reports by the Property Trustee. Within 60 days after September 1 of each year, commencing September 1, 1999, the Property Trustee shall provide to the Holders of the Preferred Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Property Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

         SECTION 2.04. Periodic Reports to Property Trustee. Each of the Sponsor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such documents, reports and information as are required by
Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

         SECTION 2.05. Evidence of Compliance with Conditions. Each of the Sponsor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent provided for in this Agreement that relate to any of the matters set forth in
Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) of the Trust Indenture Act may be given in the form of an Officers' Certificate.

         SECTION 2.06. Events of Default; Waiver. (a) The Holders of a Majority in Liquidation Amount of Preferred Securities may, by vote, on behalf of the Holders of all of the Preferred Securities, waive any past Event of Default in respect of the Preferred Securities and its consequences, provided that, if the underlying Event of Default under the Indenture:

                  (i) is not waivable under the Indenture, the Event of Default under the Agreement shall also not be waivable; or

                  (ii) requires the consent or vote of greater than a majority in aggregate principal amount of the holders of the Subordinated Notes (a "SUPER MAJORITY") to be waived under the Indenture, the Event of Default under the Agreement may only be waived by the vote of the Holders of at least the proportion in aggregate Liquidation Amount of the Preferred

         Securities that the relevant Super Majority represents of the aggregate principal amount of the Subordinated Notes outstanding.

The foregoing provisions of this Section 2.06(a) shall be in lieu of Section 316(a)(1)(B) of the Trust Indenture Act and such Section 316(a)(1)(B) of the Trust Indenture Act is hereby expressly excluded from this Agreement and the Securities, as permitted by the Trust Indenture Act. Upon such waiver, any such default shall cease to exist, and any Event of Default with respect to the Preferred Securities arising therefrom shall be deemed to have been cured, for every purpose of this Agreement, but no such waiver shall extend to any subsequent or other default or an Event of Default with respect to the Preferred Securities or impair any right consequent thereon. Any waiver by the Holders of the Preferred Securities of an Event of Default with respect to the Preferred Securities shall also be deemed to constitute a waiver by the Holders of the Common Securities of any such Event of Default with respect to the Common Securities for all purposes of this Agreement without any further act, vote, or consent of the Holders of the Common Securities.

          (b) The Holders of a Majority in Liquidation Amount of the Common Securities may, by vote, on behalf of the Holders of all of the Common Securities, waive any past Event of Default with respect to the Common Securities and its consequences, provided that, if the underlying Event of Default under the Indenture:

                  (i) is not waivable under the Indenture (except where the Holders of the Common Securities are deemed to have waived such Event of Default under the Agreement as provided below in this Section 2.06(b)), the Event of Default under the Agreement shall also not be waivable; or

                  (ii) requires the consent or vote of a Super Majority to be waived, except where the Holders of the Common Securities are deemed to have waived such Event of Default under the Agreement as provided below in this Section 2.06(b), the Event of Default under the Agreement may only be waived by the vote of the Holders of at least the proportion in aggregate Liquidation Amount of the Common Securities that the relevant Super Majority represents of the aggregate principal amount of the Subordinated Notes outstanding;

provided further, each Holder of Common Securities will be deemed to have waived any such Event of Default and all Events of Default with respect to the Common Securities and its consequences until all Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated, and until such Events of Default have been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the Holders of the Preferred Securities and only the Holders of the Preferred Securities will have the right to direct the Property Trustee in accordance with the terms of the Securities. The foregoing provisions of this Section 2.06(b) shall be in lieu of Sections 316(a)(1)(A) and 316(a)(1)(B) of the Trust Indenture Act and such Sections 316(a)(1)(A) and 316(a)(1)(B) of the Trust Indenture Act are hereby expressly excluded from this Agreement and the Securities, as permitted by the Trust Indenture Act. Subject to the foregoing provisions of this Section 2.06(b), upon such waiver, any such default shall cease to exist and any Event of Default with respect to the Common Securities arising therefrom shall be deemed to have been cured for every purpose of this Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default with respect to the Common Securities or impair any right consequent thereon.

          (c) A waiver of an Event of Default under the Indenture by the Property Trustee, at the direction of the Holders of the Preferred Securities, constitutes a waiver of the corresponding Event of Default under this Agreement. The foregoing provisions of this Section 2.06(c) shall be in lieu of Section 316(a)(1)(B) of the Trust Indenture Act and such Section 316(a)(1)(B) of the Trust Indenture Act is hereby expressly excluded from this Agreement and the Securities, as permitted by the Trust Indenture Act.

         SECTION 2.07. Event of Default; Notice. (a) The Property Trustee shall, within 90 days after the occurrence of any default with respect to the Securities, transmit by mail, first class postage prepaid, to the Holders of the Securities and to the Sponsor, notices of all such defaults actually known to a Responsible Officer of the Property Trustee, unless such defaults have been cured before the giving of such notice (the term "DEFAULTS" for the purposes of this Section 2.07(a) being hereby defined to be a Default as defined in the Indenture, not including any periods of grace provided for therein and irrespective of the giving of any notice provided therein); provided that, except for a default in the payment of principal of (or premium, if any) or interest on any of the Subordinated Notes, the Property Trustee shall be protected in withholding such notice if and so long as a committee of Responsible Officers of the Property Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Securities.

          (b) The Property Trustee shall not be deemed to have actual knowledge of any default except:

                  (i) a default under Sections 6.01(a) and 6.01(b) of the Indenture; or

              (ii) any default as to which the Property Trustee shall have received written notice or of which a Responsible Officer of the Property Trustee charged with the administration of the Agreement shall have actual knowledge.

          (c) Within ten Business Days after the occurrence of any Event of Default actually known to a Responsible Officer of the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the Holders of the Preferred Securities, the Administrative Trustees and the Sponsor, unless such Event of Default shall have been cured, waived or otherwise eliminated. The Sponsor and the Administrative Trustees shall file annually with the Property Trustee a certification as to whether or not they are in compliance with all the conditions and covenants applicable to them under this Agreement.



                                    ARTICLE 3
                                  ORGANIZATION

         SECTION 3.01. Name. The Trust is named "HERCULES TRUST V" as such name may be modified from time to time by the Administrative Trustees following written notice to the Delaware Trustee, the Property Trustee and the Holders of Securities. The Trust's activities may be conducted under the name of the Trust or any other name deemed advisable by the Administrative Trustees.

         SECTION 3.02. Office. The address of the principal office of the Trust is c/o Hercules Plaza, 1313 North Market Street, Wilmington, Delaware 19894-0001. On ten Business Days' prior written notice to the Delaware Trustee, the Property Trustee and the Holders of Securities, the Administrative Trustees may designate another principal office.

         SECTION 3.03. Purpose. The exclusive purposes and functions of the Trust are (a) to issue and sell Securities, (b) use the proceeds from the sale of the Securities to acquire the Subordinated Notes in an aggregate principal amount equal to the aggregate Liquidation Amount of such Securities, and (c) except as otherwise limited herein, to engage in only those other activities necessary, advisable or incidental thereto, including without limitation, those activities specified in Sections 3.06, 3.08, 3.09, 3.10, 3.11 and/or 3.12.

         SECTION 3.04. Authority. Subject to the limitations provided in this Agreement and to the specific duties of the Property Trustee, the Administrative Trustees shall have exclusive and complete authority to carry out the purposes of the Trust. An action taken by one or more of the Administrative Trustees in accordance with their powers shall constitute the act of and serve to bind the Trust and an action taken by the Property Trustee on behalf of the Trust in accordance with its powers shall constitute the act of and serve to bind the Trust. In dealing with the Trustees acting on behalf of the Trust, no Person shall be required to inquire into the authority of the Trustees to bind the Trust. Persons dealing with the Trust are entitled to rely conclusively on the power and authority of the Trustees as set forth in this Agreement.

         SECTION 3.05. Title to Property of the Trust. Except as provided in
Section 3.08 with respect to the Subordinated Notes and the Property Trustee Account or as otherwise provided in this Agreement, legal title to all assets of the Trust shall be vested in the Trust. The Holders shall not have legal title to any part of the assets of the Trust, but shall have an undivided beneficial interest in the assets of the Trust.

         SECTION 3.06. Powers and Duties of the Administrative Trustees. The Administrative Trustees shall have the exclusive power, duty and authority, and are hereby authorized and directed, to cause the Trust to engage in the following activities:

          (a) to execute, deliver, issue and sell the Preferred Securities and the Common Securities in accordance with this Agreement; provided, however, that
(i) the Trust may issue no more than one series of Preferred Securities and no more than one series of Common Securities, (ii) there shall be no interests in the Trust other than the Securities, and (iii) the issuance of Securities shall be limited to a simultaneous issuance of both Preferred Securities and Common Securities on the Preferred Purchase Date and on the Remarketing Settlement Date;

          (b) in connection with any Remarketing of the Preferred Securities and, with respect to clause (vi), in connection with the issuance and sale of the Preferred Securities, at the direction of the Sponsor, to:

                  (i) prepare and execute, if necessary, an offering memorandum (the "OFFERING MEMORANDUM") in preliminary and final form prepared by the Sponsor, in relation to the resale of Preferred Securities to a Secondary Purchaser, in a transaction exempt from the registration requirements of the Securities Act and to QIB in reliance on Rule 144A;

                  (ii) execute and file an application, prepared by the Sponsor, to qualify the Preferred Securities for trading in the PORTAL Market;

                  (iii) execute and file any documents prepared by the Sponsor, or take any acts as determined by the Sponsor to be necessary in order to qualify or register all or part of the Preferred Securities in any State in which the Sponsor has determined to qualify or register such Preferred Securities for sale;

                  (iv) execute and deliver letters, documents, or instruments with DTC and other Depositories relating to the Preferred Securities;

                  (v) cause the Trust to enter into, and to execute and deliver and perform on behalf of the Trust, a Secondary Purchase Agreement providing for the resale of the Preferred Securities upon Remarketing; and

                  (vi) execute and file any agreement, certificate or other document which such Administrative Trustee deems necessary or appropriate in connection with the issuance and sale or resale of the Preferred Securities;

          (c) to acquire the Subordinated Notes with the proceeds of the sale of the Preferred Securities and the Common Securities; provided, however, that the Administrative Trustees shall cause legal title to the Subordinated Notes to be held of record in the name of the Property Trustee for the benefit of the Holders of the Preferred Securities and the Holders of Common Securities;

          (d) to cause the Trust to enter into such agreements and arrangements as may be necessary or desirable in connection with the sale of Preferred Securities to the underwriters thereof and the consummation thereof, and to take all action, and exercise all discretion, as may be necessary or desirable in connection with the consummation thereof;

          (e) to give the Sponsor and the Property Trustee prompt written notice of the occurrence of a Special Event;

          (f) to establish a record date with respect to all actions to be taken hereunder that require a record date be established, including and with respect to, for the purposes of Section 316(c) of the Trust Indenture Act, Distributions, voting rights and redemptions, and to issue relevant notices to the Holders of Preferred Securities and Holders of Common Securities as to such actions and applicable record dates;

          (g) to take all actions and perform such duties as may be required of the Administrative Trustees pursuant to the terms of the Securities;

          (h) to bring or defend, pay, collect, compromise, arbitrate, resort to legal action, or otherwise adjust claims or demands of or against the Trust ("LEGAL ACTION"), unless pursuant to Section 3.08(e), the Property Trustee has the exclusive power to bring such Legal Action;

          (i) to employ or otherwise engage employees and agents (who may be designated as officers with titles) and managers, contractors, advisors, and consultants and pay reasonable compensation for such services;

          (j) to cause the Trust to comply with the Trust's obligations under the Trust Indenture Act;

          (k) to give the certificate required by Section 314(a)(4) of the Trust Indenture Act to the Property Trustee, which certificate may be executed by any Administrative Trustee;

          (l) to incur expenses that are necessary or incidental to carry out any of the purposes of the Trust;

          (m) to act as, or appoint another Person to act as, Registrar for the Securities or to appoint a Paying Agent for the Securities as provided in
Section 7.04 except for such time as such power to appoint a Paying Agent is vested in the Property Trustee;

          (n) to take all action that may be necessary or appropriate for the preservation and the continuation of the Trust's valid existence, rights, franchises and privileges as a statutory business trust under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Holders of the Preferred Securities or to enable the Trust to effect the purposes for which the Trust was created;

          (o) to take any action (provided that such action does not materially adversely affect the interests of Holders), not inconsistent with this Agreement or with applicable law, that the Administrative Trustees determine in their discretion to be necessary or desirable in carrying out the activities of the Trust as set out in this Section 3.06, including, but not limited to:

                  (i) causing the Trust not to be deemed to be an Investment Company required to be registered under the Investment Company Act;

                  (ii) causing the Trust to be classified for United States Federal income tax purposes as a grantor trust; and

                  (iii) cooperating with the Subordinated Note Issuer to ensure that the Subordinated Notes will be treated as indebtedness of the Subordinated Note Issuer for United States Federal income tax purposes;

          (p) to take all action necessary to cause all applicable tax returns and tax information reports that are required to be filed with respect to the Trust to be duly prepared and filed by the Administrative Trustees, on behalf of the Trust; and

          (q) to execute and deliver and record, file or register, as applicable, all documents, certificates, agreements or instruments, perform all duties and powers, and do all things for and on behalf of the Trust in all matters necessary, advisable or incidental to the foregoing.

         The Administrative Trustees must exercise the powers set forth in this
Section 3.06 in a manner that is consistent with the purposes and functions of the Trust set out in Section 3.03, and the Administrative Trustees shall not take any action that is inconsistent with the purposes and functions of the Trust set forth in Section 3.03.

         Subject to this Section 3.06, the Administrative Trustees shall have none of the powers or the authority of the Property Trustee set forth in Section 3.08.

         Any expenses incurred by the Administrative Trustees pursuant to this
Section 3.06 shall be reimbursed by the Subordinated Note Issuer.

         SECTION 3.07. Prohibition of Actions by the Trust and the Trustees. (a) The Trust and the Trustees (including the Property Trustee and the Delaware Trustee) shall not, and the Administrative Trustees shall not cause the Trust to, engage in any activity other than as required or authorized by this Agreement. In particular, the Trust shall not:

                  (i) invest any proceeds received by the Trust from holding the Subordinated Notes, but shall distribute all such proceeds to Holders of Securities pursuant to the terms of this Agreement and of the Securities;

                  (ii) acquire any assets other than as expressly provided herein;

                  (iii) possess Trust property for other than a Trust purpose or execute any mortgage in respect of, or pledge, any Trust property;

                  (iv) make any loans or incur any indebtedness other than loans represented by the Subordinated Notes;

                  (v) possess any power or otherwise act in such a way as to vary the Trust assets or the terms of the Securities in any way whatsoever;

                  (vi) issue any securities or other evidences of beneficial ownership of, or beneficial interest in, the Trust other than the Securities;

                  (vii) so long as any Subordinated Notes are held by the Property Trustee, the Trustees shall not (A) direct the time, method and place of conducting any proceeding with respect to any remedy available to the Subordinated Note Trustee, or exercise any trust or power conferred upon the Subordinated Note Trustee with respect to the Subordinated Notes, (B) waive any past default that is not waivable under the Indenture, (C) exercise any right to rescind or annul any declaration of acceleration of the maturity of the principal of the Subordinated Notes or (D) consent to any amendment, modification or termination of the Indenture or the Subordinated Notes where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of a Majority in Liquidation Amount of all outstanding Securities of the Trust; provided, however, that where a consent under the Indenture would require the consent of each holder of Subordinated Notes affected thereby, no such consent shall be given by the Property Trustee without (1) the prior approval of each Holder of Securities and (2) a reasoned Opinion of Counsel delivered to the Trust from tax counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action;

                  (viii) shall not revoke any action previously authorized or approved by a vote of the Holders of Preferred Securities except by subsequent vote of such Holders; or

                  (ix) shall not revoke any action previously authorized or approved by a vote of the Holders of Common Securities except by subsequent vote of such Holders.

         SECTION 3.08. Powers and Duties of the Property Trustee. (a) The legal title to the Subordinated Notes shall be owned by and held of record in the name of the Property Trustee in trust for the benefit of the Trust and the Holders of the Securities. The right, title and interest of the Property Trustee to the Subordinated Notes shall vest automatically in each Person who may hereafter be appointed as Property Trustee in accordance with Section 5.07. Such vesting and cessation of title shall be effective whether or not conveyancing documents with regard to the Subordinated Notes have been executed and delivered.

          (b) The Property Trustee shall not transfer its right, title and interest in the Subordinated Notes to the Administrative Trustees or to the Delaware Trustee (if the Property Trustee does not also act as Delaware Trustee).

          (c)   The Property Trustee shall:

                  (i) establish and maintain a segregated non-interest bearing trust account (the "PROPERTY TRUSTEE ACCOUNT") in the name of and under the exclusive control of the Property Trustee on behalf of the Holders of the Securities and, upon the receipt of payments of funds made in respect of the Subordinated Notes held by the Property Trustee, deposit such funds into the Property Trustee Account and make payments or cause the Paying Agent to make payments to the Holders of the Preferred Securities and Holders of the Common Securities from the Property Trustee Account in accordance with Section 6.01. Funds in the Property Trustee Account shall be held uninvested until disbursed in accordance with this Agreement;

                  (ii) engage in such ministerial activities as shall be necessary or appropriate to effect the redemption of the Preferred Securities and the Common Securities to the extent the Subordinated Notes are redeemed or mature;

                  (iii) upon written notice of the occurrence of a Special Event distribution issued by the Administrative Trustees in accordance with the terms of the Securities, engage in such ministerial activities as shall be necessary or appropriate to effect the distribution of the Subordinated Notes to Holders of Securities upon the occurrence of certain events (as may be defined in the terms of the Securities); and

                  (iv) take such ministerial action as may be requested by the Administrative Trustees in connection with the winding up of the affairs of or liquidation of the Trust in accordance with this Agreement and the preparation, execution and filing of a certificate of cancellation or other appropriate certificates with the Secretary of State of the State of Delaware and other appropriate governmental authorities.

          (d) The Property Trustee shall take all actions and perform such duties as may be specifically required of the Property Trustee pursuant to the terms of this Agreement and the Securities.

          (e) Subject to Section 3.09(a), the Property Trustee shall take any Legal Action which arises out of or in connection with an Event of Default of which a

Responsible Officer of the Property Trustee has actual knowledge or the Property Trustee's duties and obligations under this Agreement or the Trust Indenture Act and, if the Property Trustee shall have failed to take such Legal Action, the Holders of the Preferred Securities may, to the fullest extent permitted by law, take such Legal Action, to the same extent as if such Holders of Preferred Securities held an aggregate principal amount of Subordinated Notes equal to the aggregate Liquidation Amount of such Preferred Securities, without first proceeding against the Property Trustee or the Trust; provided however, that if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Subordinated Note Issuer to pay the principal of or premium, if any, or interest on the Subordinated Notes on the date such principal, premium, if any, or interest is otherwise payable (or, in the case of redemption, on the redemption date), then a Holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such Holder of the principal of or premium, if any, or interest on the Subordinated Notes having a principal amount equal to the aggregate Liquidation Amount of the Preferred Securities of such Holder on or after the respective due date specified in the Indenture or in the Subordinated Notes (a "DIRECT ACTION"). In connection with such Direct Action, the Subordinated Note Issuer shall remain obligated to pay the principal of, premium, if any, or interest on such Subordinated Notes, and the Common Securities Holder shall be subrogated to the rights of such Holder of Preferred Securities to the extent of any payment made by the Subordinated Note Issuer to such Holder in such Direct Action. Except as provided in the preceding sentences, the Holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Notes.

          (f) The Property Trustee shall continue to serve as a Trustee until either:

                  (i) the Trust has been completely liquidated and the proceeds of the liquidation distributed to the Holders of Securities pursuant to the terms of the Securities and this Agreement; or

                  (ii) a successor Property Trustee has been appointed and has accepted that appointment in accordance with Section 5.07 (a "SUCCESSOR PROPERTY TRUSTEE").

          (g) The Property Trustee shall have the legal power to exercise all of the rights, powers and privileges of a holder of Subordinated Notes under the Indenture and, if an Event of Default actually known to a Responsible Officer of the Property Trustee occurs and is continuing, the Property Trustee shall, for the benefit of Holders of the Securities, enforce its rights as holder of the Subordinated Notes subject to the rights of the Holders pursuant to the terms of the Securities and this Agreement.

          (h) The Property Trustee shall be authorized to undertake any actions set forth in Section 317(a) of the Trust Indenture Act.

          (i) For such time as the Property Trustee is the Paying Agent, the Property Trustee may authorize one or more Persons to act as additional Paying Agents and to pay Distributions, redemption payments or liquidation payments on behalf of the Trust with respect to all Securities and any such Paying Agent shall comply with Section 317(b) of the Trust Indenture Act. Any such additional Paying Agent may be removed by the Property Trustee at any time the Property Trustee remains as Paying Agent and a successor Paying Agent or additional Paying Agents may be (but are not required to be) appointed at any time by the Property Trustee while the Property Trustee is acting as Paying Agent.

          (j) Subject to this Section 3.08, the Property Trustee shall have none of the duties, liabilities, powers or the authority of the Administrative Trustees set forth in Section 3.06.

         Notwithstanding anything expressed or implied to the contrary in this Agreement or any Annex or Exhibit hereto, the Property Trustee must exercise the powers set forth in this Section 3.08 in a manner that is consistent with the purposes and functions of the Trust set out in Section 3.03.

         SECTION 3.09. Certain Duties and Responsibilities of the Property Trustee. (a) The Property Trustee, before the occurrence of any Event of Default and after the curing or waiving of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Agreement and in the Securities and no implied covenants or obligations shall be read into this Agreement against the Property Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.06) of which a Responsible Officer of the Property Trustee has actual knowledge, the Property Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (b) No provision of this Agreement shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act, its own bad faith or its own willful misconduct, except that:

                  (i) prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                       (A) the duties and obligations of the Property Trustee
                  shall be determined solely by the express provisions of this Agreement and in the Securities and the Property Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement and in the Securities, and no implied covenants or obligations shall be read into this Agreement against the Property Trustee; and

                       (B) in the absence of bad faith on the part of the
                  Property Trustee, the Property Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Property Trustee and conforming to the requirements of this Agreement; provided, however, that in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Property Trustee, the Property Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement (but shall not be required to confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

                  (ii) the Property Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

                  (iii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a Majority in Liquidation Amount of the Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Agreement;

                  (iv) no provision of this Agreement shall require the Property Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Agreement or indemnity reasonably satisfactory to the Property Trustee against such risk or liability is not reasonably assured to it;

                  (v) the Property Trustee's sole duty with respect to the custody, safekeeping and physical preservation of the Subordinated Notes and the Property Trustee Account shall be to deal with such property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Agreement and the Trust Indenture Act;

                  (vi) the Property Trustee shall have no duty or liability for or with respect to the value, genuineness, existence or sufficiency of the Subordinated Notes or the payment of any taxes or assessments levied thereon or in connection therewith;

                  (vii) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree in writing with the Sponsor. Money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Property Trustee Account maintained by the Property Trustee pursuant to
         Section 3.08(c)(i) and except to the extent otherwise required by law; and

                  (viii) the Property Trustee shall not be responsible for monitoring the compliance by the Administrative Trustees or the Sponsor with their respective duties under this Agreement, nor shall the Property Trustee be liable for any default or misconduct of the Administrative Trustees or the Sponsor.

         SECTION 3.10. Certain Rights of Property Trustee. (a) Subject to the provisions of Section 3.09:

                  (i) the Property Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

                  (ii) any direction or act of the Sponsor or the Administrative Trustees contemplated by this Agreement may be sufficiently evidenced by an Officers' Certificate;

                  (iii) whenever in the administration of this Agreement, the Property Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Sponsor or the Administrative Trustees;

                  (iv) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any re-recording, refiling or registration thereof;

                  (v) the Property Trustee may consult with counsel or other experts of its selection and the advice or opinion of such counsel and experts with respect to legal matters or advice within the scope of such experts' area of expertise shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion, such counsel may be counsel to the Sponsor or any of its Affiliates, and may include any of its employees; and the Property Trustee shall have the right at any time to seek instructions concerning the administration of this Agreement from any court of competent jurisdiction;

                  (vi) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any Holder, unless such Holder shall have provided to the Property Trustee security and indemnity, reasonably satisfactory to the Property Trustee, against the costs, expenses (including reasonable attorneys' fees and expenses and the expenses of the Property Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Property Trustee;

                  (vii) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Property Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

                  (viii) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Property Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                  (ix) any action taken by the Property Trustee or its agents hereunder shall bind the Trust and the Holders of the Securities, and the signature of the Property Trustee or its agents alone shall be sufficient and effective to perform any such action and no third party shall be required to inquire as to the authority of the Property Trustee to so act or as to its compliance with any of the terms and provisions of this Agreement, both of which shall be conclusively evidenced by the Property Trustee's or its agent's taking such action;

                  (x) whenever in the administration of this Agreement the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Property Trustee (i) may request instructions from the Holders of the Securities which instructions may only be given by the Holders of the same proportion in Liquidation Amount of the Securities as would be entitled to direct the Property Trustee under the terms of the Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in conclusively relying on, or acting in accordance with, such instructions;

                  (xi) except as otherwise expressly provided by this Agreement, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Agreement; and

                  (xii) the Property Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith, without negligence, and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement.

          (b) No provision of this Agreement shall be deemed to impose any duty or obligation on the Property Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Property Trustee shall be construed to be a duty.

          (c) It is expressly understood and agreed by the parties hereto that in fulfilling its obligations as Property Trustee hereunder on behalf of the Trust, (i) any agreements or instruments executed or delivered by The Chase Manhattan Bank are executed and delivered not in its individual capacity but solely as Property Trustee under this Agreement in the exercise of the powers and authority conformed and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as representations, warranties, covenants, undertakings and agreements by The Chase Manhattan Bank in its individual capacity but is made and intended for the purpose of binding only the Trust, and (iii) under no circumstances (except with respect to funds delivered to it relating to payments in respect of the Securities) shall The Chase Manhattan Bank in its individual capacity be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty, or covenant made or undertaken by the Trust under this Agreement except if such breach or failure is due to any negligence, bad faith or wilful misconduct of the Property Trustee.

         SECTION 3.11. Delaware Trustee. (a) Notwithstanding any other provision of this Agreement other than Section 5.02, the Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities of the Administrative Trustees or the Property Trustee described in this Agreement (except as required under the Business Trust
Act). Except as set forth in Section 5.02, the Delaware Trustee shall be a Trustee for the sole and limited purpose of fulfilling the requirements of
Section 3807 of the Business Trust Act.

          (b) It is expressly understood and agreed by the parties hereto that in fulfilling its obligations as Delaware Trustee hereunder on behalf of the Trust (i) any agreements or instruments executed or delivered by Chase Manhattan Bank Delaware are executed and delivered not in its individual capacity but solely as Delaware Trustee under this Agreement in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as representations, warranties, covenants, undertakings and agreements by Chase Manhattan Bank Delaware in its individual capacity but is made and intended for the purpose of binding only the Trust, and (iii) under no circumstances shall Chase Manhattan Bank Delaware in its individual capacity be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty, or covenant made or undertaken by the Trust under this Agreement except if such breach or failure is due to any gross negligence or wilful misconduct of the Delaware Trustee.

         SECTION 3.12. Execution of Documents. Except as otherwise required by the Business Trust Act or applicable law, each Administrative Trustee, individually, is authorized to execute and deliver on behalf of the Trust any documents, agreements, instruments or certificates that the Administrative Trustees have the power and authority to execute and deliver pursuant to this Agreement.

         SECTION 3.13. Not Responsible for Recitals or Issuance of Securities. The recitals contained in this Agreement and the Securities shall be taken as the statements of the Sponsor, and the Trustees do not assume any responsibility for their correctness. The Trustees make no representations as to the value or condition of the property of the Trust or any part thereof. The Trustees make no representations as to the validity or sufficiency of this Agreement or the Securities.

         SECTION 3.14. Duration of Trust. The Trust, unless dissolved pursuant to the provisions of Article 8 hereof, shall exist until November 12, 2010.

         SECTION 3.15. Mergers. (a) The Trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person, except as described in Section 3.15(b) and 3.15(c) and except with respect to the distribution of all Subordinated Notes to Holders of Securities pursuant to Section 8.01(a)(iii) or Section 4 of Annex I.

          (b) The Trust may, at the request of the Sponsor, with the consent of the Administrative Trustees or, if there are more than two, a majority of the Administrative Trustees and without the consent of the Holders of the Securities, the Delaware Trustee or the Property Trustee, merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, a trust organized as such under the laws of any State; provided that:

                  (i) such successor entity (the "SUCCESSOR ENTITY") either:

                           (A) expressly assumes all of the obligations of the
                  Trust under the Securities; or

                           (B) substitutes for the Securities other securities
                  having substantially the same terms as the Securities (the "SUCCESSOR SECURITIES") so long as the Successor Securities rank the same as the Securities rank with respect to Distributions and payments upon liquidation, redemption and otherwise;

                  (ii) the Sponsor expressly appoints a trustee of the Successor Entity that possesses the same powers and duties as the Property Trustee with respect to the Subordinated Notes;

                  (iii) the Successor Securities (excluding any securities substituted for any Common Securities) are listed, quoted or included for trading, or any Successor Securities will be listed, quoted or included for trading, upon notification of issuance, on any organization on which the Preferred Securities are then listed, quoted or included;

                  (iv) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities (including any Successor Securities) or the Subordinated Notes to be downgraded or placed under surveillance or review by any nationally recognized statistical rating organization that publishes a rating on the Preferred Securities or the Subordinated Notes;

                  (v) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Securities (including the Holders of any Successor Securities) in any material respect (other than with respect to any dilution of the interests of such Holders or Holder of Successor Securities, as the case may be, in the Successor Entity);

                  (vi) the Successor Entity has a purpose substantially identical to that of the Trust;

                  (vii) prior to such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Sponsor has received an opinion of a nationally recognized independent counsel to the Trust experienced in such matters to the effect that:

                       (A) such merger, conversion, consolidation, amalgamation,
                  replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Securities (including the Holders of any Successor Securities) in any material respect (other than with respect to any dilution of the interests of such Holders or Holders of Successor Securities, as the case may be, in the Successor Entity); and

                       (B) following such merger, conversion, consolidation,
                  amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor the Successor Entity, if any, will be required to register as an Investment Company; and

                  (viii) the Sponsor or any permitted successor or assignee owns all of the common securities of the Successor Entity and guarantees the obligations of the Successor Entity under the Successor Securities at least to the extent provided by the Preferred Securities Guarantee and the Common Securities Guarantee.

          (c) Notwithstanding Section 3.15(b), the Trust shall not, except with the consent of Holders of 100% in Liquidation Amount of the Securities, merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, any other Person or permit any other Person to merge with or into, consolidate, amalgamate, or replace it if such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease would cause the Trust or the Successor Entity, if any, not to be classified as a grantor trust for United States Federal income tax purposes.



                                    ARTICLE 4
                                     SPONSOR

         SECTION 4.01. Sponsor's Purchase of Common Securities. At the Closing Time, the Sponsor will purchase all of the Common Securities then issued by the Trust, in an amount equal to at least 3% of the total capital of the Trust, at the same time as the Preferred Securities are issued and sold. The aggregate Liquidation Amount of Common Securities at any time shall not be less than 3% of the capital of the Trust.

         SECTION 4.02. Covenants of the Common Securities Holder. For so long as the Preferred Securities remain outstanding, the Holder of the Common Securities shall covenant (i) to maintain, directly or indirectly, 100% ownership of the Common Securities; provided, however, that any permitted successor of the Holder of the Common Securities under the Indenture may succeed to such Holder's interest in the Common Securities, (ii) to cause the Trust to remain a statutory business trust, except in connection with a distribution of Subordinated Notes to the Holders of Securities, the redemption of all of the Securities, or certain mergers, consolidations, conversions or amalgamations, each as permitted by this Agreement, and not to voluntarily dissolve, wind up, liquidate or be terminated, except as permitted by this Agreement, (iii) to use its commercially reasonable efforts to ensure that the Trust shall not be an investment company for purposes of the Investment Company Act, and (iv) to take no action which would be reasonably likely to cause the Trust to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

         SECTION 4.03. Responsibilities of the Sponsor. In connection with the initial issuance and sale and the Remarketing of the Preferred Securities, the Sponsor shall have the exclusive right and responsibility to engage in the following activities:

          (a) prepare and execute, if necessary, the Offering Memorandum in preliminary and final form, pertaining to the Remarketing of Preferred Securities to QIBs;

          (b) prepare for execution and filing by the Trust of an application, prepared by the Sponsor, to the PORTAL Market;

          (c) if the Preferred Securities are to be held in book-entry form, prepare for execution and filing by the Trust of documents, or instruments to be delivered to a Depository for the Preferred Securities;

          (d) determine the jurisdictions in which to take appropriate action to qualify or register for sale all or part of the Preferred Securities and to do any and all such acts, other than actions which must be taken by the Trust, and advise the Trust of actions it must take, and prepare for execution and filing any documents to be executed and filed by the Trust, as the Sponsor deems necessary or advisable in order to comply with the applicable laws of any such jurisdictions; and

          (e) to negotiate the terms of, execute, enter into, sign on behalf of the Trust and deliver the Purchase Agreement, in the form of Exhibit C, providing for the sale of the Preferred Securities, the Remarketing Agreement in the form of Exhibit D, providing for the Remarketing of the Preferred Securities, or under certain circumstances, the Subordinated Notes, and the Secondary Purchase Agreement providing for the resale of the Preferred Securities.

         SECTION 4.04. Right to Proceed. The Sponsor acknowledges the rights of the Holders of Preferred Securities referred to in Section 3.08(e) and Annex I.



                                    ARTICLE 5
                                    TRUSTEES

         SECTION 5.01. Number of Trustees; Appointment of Co-Trustee. The number of Trustees initially shall be five (5), and:

          (a) at any time before the issuance of any Securities, the Sponsor may, by written instrument, increase or decrease the number of Trustees; and

          (b) after the issuance of any Securities, the number of Trustees may be increased or decreased by vote of the Holders of a Majority in Liquidation Amount of the Common Securities voting as a class at a meeting of the Holders of the Common Securities;

provided, however, that, the number of Trustees shall in no event be less than two (2); provided, further, that (1) one Trustee shall be a Person meeting the requirements of Section 5.02 (the "DELAWARE TRUSTEE"); (2) there shall be at least one Trustee who is an employee or officer of, or is affiliated with the Sponsor (an "ADMINISTRATIVE TRUSTEE"); and (3) one Trustee shall be the Property Trustee, and such Trustee may also serve as Delaware Trustee if it meets the applicable requirements. Notwithstanding the above, unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust's property may at the time be located, the Holders of a Majority in Liquidation Amount of the Common Securities acting as a class at a meeting of the Holders of the Common Securities, and the Administrative Trustees shall have power to appoint one or more Persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of the Trust's property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of this Agreement. In case an Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make any such appointment of a co-trustee.

         SECTION 5.02. Delaware Trustee. For so long as required by the Business Trust Act, the Delaware Trustee shall be:

          (a)   a natural person who is a resident of the State of Delaware; or

          (b) if not a natural person, an entity which has its principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law,

provided, however, if the Property Trustee has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, then the Property Trustee shall also be the Delaware Trustee and Section 3.11 shall have no application.

         SECTION 5.03. Property Trustee; Eligibility. (a) There shall at all times be one Trustee (the "PROPERTY TRUSTEE") which shall act as Property Trustee and which shall:

                  (i) not be an Affiliate of the Sponsor; and

                  (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Commission to act as an indenture trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by federal, state, territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then for the purposes of this Section 5.03(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

          (b) If at any time the Property Trustee shall cease to be eligible to so act under Section 5.03(a), the Property Trustee shall immediately resign in the manner and with the effect set forth in Section 5.07(c).

          (c) If the Property Trustee has or shall acquire any "CONFLICTING INTEREST" within the meaning of Section 310(b) of the Trust Indenture Act, the Property Trustee and the Holder of the Common Securities (as if it were the obligor referred to in Section 310(b) of the Trust Indenture Act) shall in all respects comply with the proviso of Section 310(b) of the Trust Indenture Act.

          (d) The Preferred Securities Guarantee shall be deemed to be specifically described in this Agreement for purposes of clause (i) of the first provision contained in Section 310(b) of the Trust Indenture Act.

          (e) The initial Property Trustee shall be:

                  The Chase Manhattan Bank
                  One Liberty Place, 52nd Floor
                  1650 Market Street
                  Philadelphia, Pennsylvania 19103
                  Attention: Corporate Trust Department
                  Telephone: (215) 988-1329
                  Telecopier: (215) 988-8372

         SECTION 5.04. Certain Qualifications of Administrative Trustees and Delaware Trustee Generally. Each Administrative Trustee and the Delaware Trustee (unless the Property Trustee also acts as Delaware Trustee) shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more Authorized Officers.

         SECTION 5.05. Administrative Trustees. The initial Administrative Trustees shall be:

                  Israel J. Floyd
                  Jan M. King
                  Stuart C. Shears
                  c/o Hercules Incorporated
                  Hercules Plaza
                  1313 North Market Street
                  Wilmington, Delaware 19894-0001
                  Telephone: (302) 594-5000
                  Telecopier: (302) 594-5210

          (a) Except as expressly set forth in this Agreement and except if a meeting of the Administrative Trustees is called with respect to any matter over which the Administrative Trustees have power to act, any power of the Administrative Trustees may be exercised by, or with the consent of, any one such Administrative Trustee.

          (b) Unless otherwise determined by the Administrative Trustees, and except as otherwise required by the Business Trust Act or applicable law, any Administrative Trustee acting alone is authorized to execute on behalf of the Trust any documents which the Administrative Trustees have the power and authority to cause the Trust to execute pursuant to Section 3.06; and

         SECTION 5.06. Delaware Trustee. The initial Delaware Trustee shall be:

                  Chase Manhattan Bank Delaware
                  1201 Market Street
                  Wilmington, Delaware 19801
                  Attention: Corporate Trust Department
                  Telecopier: (302) 984-4903
                  Telephone: (302) 428-3372

         SECTION 5.07. Appointment, Removal and Resignation of Trustees. (a) Subject to Sections 5.07(b) and (c), Trustees may be appointed or removed at any time:

                  (i) without cause until the issuance of any Securities, by written instrument executed by the Sponsor;

                  (ii) unless an Event of Default shall have occurred and be continuing after the issuance of any Securities, without cause by vote of the Holders of a Majority in Liquidation Amount of the Common Securities voting as a class at a meeting of the Holders of the Common Securities;

                  (iii) whether or not an Event of Default shall have occurred and be continuing after the issuance of Securities, for cause by vote of the Holders of a Majority in Liquidation Amount of the Preferred Securities voting as a class at a meeting of the Holders of the Preferred Securities (it being understood that in no event will the Holders of the Preferred Securities have the right to vote, appoint, remove or replace the Administrative Trustees, which voting rights are exclusively vested in the Holder of the Common Securities); and

                  (iv) if an Event of Default shall have occurred and be continuing after the issuance of the Securities, with respect to the Property Trustee or the Delaware Trustee, by vote of Holders of a Majority in Liquidation Amount of the Preferred Securities voting as a class at a meeting of Holders of the Preferred Securities.

          (b) (i) The Trustee that acts as Property Trustee shall not be removed in accordance with Section 5.07(a) until a Successor Property Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Property Trustee and delivered to the Administrative Trustees and the Sponsor; and

                  (ii) the Trustee that acts as Delaware Trustee shall not be removed in accordance with Section 5.07(a) until a successor Trustee possessing the qualifications to act as Delaware Trustee under Sections
         5.02 and 5.04 (a "SUCCESSOR DELAWARE TRUSTEE") has been appointed and has accepted such appointment by written instrument executed by such Successor Delaware Trustee and delivered to the removed Delaware Trustee, the Property Trustee (if the removed Delaware Trustee is not also the Property Trustee), the Administrative Trustees and the Sponsor.

          (c) A Trustee appointed to office shall hold office until his successor shall have been appointed or until his death, removal or resignation. Any Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing signed by the Trustee and delivered to the other Trustees, the Sponsor and the Trust, which resignation shall take effect upon such delivery or upon such later date as is specified therein; provided, however, that:

          (i) No such resignation of the Trustee that acts as the Property Trustee shall be effective:

                       (A) until a Successor Property Trustee has been appointed
                  and has accepted such appointment by instrument executed by such Successor Property Trustee and delivered to the Trust, the Sponsor, the Delaware Trustee (if the resigning Property Trustee is not also the Delaware Trustee) and the resigning Property Trustee; or

                       (B) until the assets of the Trust have been completely
                  liquidated and the proceeds thereof distributed to the Holders of the Securities; and

         (ii) no such resignation of the Trustee that acts as the Delaware Trustee shall be effective until a Successor Delaware Trustee has been appointed and has accepted such appointment by instrument executed by such Successor Delaware Trustee and delivered to the Trust, the Property Trustee (if the resigning Delaware Trustee is not also the Property Trustee), the Sponsor and the resigning Delaware Trustee.

          (d) The Holders of the Common Securities or, if an Event of Default shall have occurred and be continuing after the issuance of the Securities, the Holders of the Preferred Securities shall use their best efforts to promptly appoint a Successor Delaware Trustee or Successor Property Trustee, as the case may be, if the Property Trustee or the Delaware Trustee delivers an instrument of resignation in accordance with this Section 5.07.

          (e) If no Successor Property Trustee or Successor Delaware Trustee shall have been appointed and accepted appointment as provided in this Section
5.07 within 60 days after delivery of an instrument of resignation or removal, the Property Trustee or Delaware Trustee resigning or being removed, as applicable, may petition any court of competent jurisdiction for appointment of a Successor Property Trustee or Successor Delaware Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper and prescribe, appoint a Successor Property Trustee or Successor Delaware Trustee, as the case may be.

          (f) No Property Trustee or Delaware Trustee shall be liable for the acts or omissions to act of any Successor Property Trustee or Successor Delaware Trustee, as the case may be.

         SECTION 5.08. Vacancies among Trustees. If a Trustee ceases to hold office for any reason and the number of Trustees is not reduced pursuant to
Section 5.01, or if the number of Trustees is increased pursuant to Section 5.01, a vacancy shall occur. A resolution certifying the existence of such vacancy by the Administrative Trustees or, if there are more than two, a majority of the Administrative Trustees shall be conclusive evidence of the existence of such vacancy. The vacancy shall be filled with a Trustee appointed in accordance with Section 5.07.

         SECTION 5.09. Effect of Vacancies. The death, resignation, retirement, removal, bankruptcy, dissolution, liquidation, incompetence or incapacity to perform the duties of a Trustee shall not operate to dissolve, terminate or annul the Trust or to terminate this Agreement. Whenever a vacancy in the number of Administrative Trustees shall occur, until such vacancy is filled by the appointment of an Administrative Trustee in accordance with Section 5.07, the Administrative Trustees in office, regardless of their number, shall have all the powers granted to the Administrative Trustees and shall discharge all the duties imposed upon the Administrative Trustees by this Agreement.

         SECTION 5.10. Meetings. If there is more than one Administrative Trustee, meetings of the Administrative Trustees shall be held from time to time upon the call of any Administrative Trustee. Regular meetings of the Administrative Trustees may be held at a time and place fixed by resolution of the Administrative Trustees. Notice of any in-person meetings of the Administrative Trustees shall be hand delivered or otherwise delivered in writing (including by facsimile, with a hard copy by overnight courier) not less than 24 hours before such meeting. Notice of any telephonic meetings of the Administrative Trustees or any committee thereof shall be hand delivered or otherwise delivered in writing (including by facsimile, with a hard copy by overnight courier) not less than 24 hours before a meeting. Notices shall contain a brief statement of the time, place and anticipated purposes of the meeting. The presence (whether in person or by telephone) of an Administrative Trustee at a meeting shall constitute a waiver of notice of such meeting except where an Administrative Trustee attends a meeting for the express purpose of objecting to the transaction of any activity on the ground that the meeting has not been lawfully called or convened. Unless provided otherwise in this Agreement, any action of the Administrative Trustees may be taken at a meeting by vote of a majority of the Administrative Trustees present (whether in person or by telephone) and eligible to vote with respect to such matter, provided that a Quorum is present, or without a meeting by the majority written consent of the Administrative Trustees. In the event there is only one Administrative Trustee, any and all action of such Administrative Trustee shall be evidenced by a written consent of such Administrative Trustee.

         SECTION 5.11. Delegation of Power. (a) Any Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 3.06, including any registration statement or amendment thereto filed with the Commission; and

          (b) The Administrative Trustees shall have power to delegate from time to time to such of their number or to officers of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Administrative Trustees or otherwise as the Administrative Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of this Agreement.

         SECTION 5.12. Merger, Conversion, Consolidation or Succession to Business. Any Person into which the Property Trustee or the Delaware Trustee or any Administrative Trustee that is not a natural person, as the case may be, may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Property Trustee or the Delaware Trustee, as the case may be, shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Property Trustee or the Delaware Trustee, as the case may be, shall be the successor of the Property Trustee or the Delaware Trustee, as the case may be, hereunder, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, such successor shall notify the Sponsor and the Trust promptly of its succession.

         SECTION 5.13.  Compensation.  The Sponsor agrees:

          (a) to pay to the Property Trustee and the Delaware Trustee from time to time such compensation as shall be agreed in writing between the Sponsor and the Property Trustee and the Delaware Trustee, respectively, for all services rendered by them hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); and

          (b) to reimburse the Property Trustee and the Delaware Trustee upon their request for reasonable expenses, disbursements and advances incurred or made by the Property Trustee or the Delaware Trustee, respectively, in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and advances of its agents and counsel), except any such expense or advance as may be attributable to their negligence, willful misconduct or bad faith.

                                    ARTICLE 6

          DISTRIBUTIONS; RESET RATE; REMARKETING; MANDATORY REDEMPTION

         SECTION 6.01. Distributions. Holders shall receive Distributions in accordance with the applicable terms of the relevant Holder's Securities. Distributions shall be made on the Securities in accordance with the respective terms and preferences set forth below and in Annex I. If and to the extent that the Subordinated Note Issuer makes a payment of interest (including Additional Interest (as defined in the Indenture)), premium and/or principal on the Subordinated Notes held by the Property Trustee (the amount of any such payment being a "PAYMENT AMOUNT"), the Property Trustee shall and is directed, to the extent funds are available for that purpose, to make a distribution (a "DISTRIBUTION") of the Payment Amount to Holders.

         SECTION 6.02. Determination of Reset Date; Remarketing Procedures. (a) Subject to Sections 6.04 and 6.06, the Reset Date shall be September 28, 1999 (the "EXPECTED RESET DATE"); provided that

                  (i) the Sponsor may, by notice to the Remarketing Agent, direct that the Reset Date be delayed if the Sponsor believes it will be unable to meet the conditions to Remarketing in the absence of such a delay; and

                  (ii) the Remarketing Agent may, by notice to the Sponsor, direct that the Reset Date be delayed if the Remarketing Agent believes that a Remarketing will not be successful in the absence of such a delay;

and, in either such event, the Sponsor and the Remarketing Agent will use their best efforts to establish a delayed Reset Date that is within five Business Days after the Expected Reset Date, but in no event later than the Final Reset Date; and provided further, that no Reset Date may be established if any Default (as defined in the Credit Agreement) has occurred, except in connection with a Remarketing following a Cured Default Trigger Event pursuant to Section 6.06. If the Sponsor and the Remarketing Agent have not agreed, on or prior to the sixth Business Day preceding the Final Reset Date, to a Reset Date that is not later than the Final Reset Date, no Remarketing shall occur and the Securities shall be redeemed at the Mandatory Redemption Price on the Mandatory Redemption Date.

          (b) The Sponsor shall, by notice to the Remarketing Agent no later than five Business Days prior to the Reset Date, select and specify at least three but no more than five Reference Corporate Dealers. By 3:00 p.m., New York City time, on the Reset Date, the Remarketing Agent shall request Bids from such Reference

Corporate Dealers. The Remarketing Agent shall determine the lowest Bid Rate (the "WINNING BID RATE") from among the Bids obtained on the Reset Date. By approximately 4:30 p.m., New York City time, on the Reset Date, the Remarketing Agent shall notify the Sponsor, the Underwriter, the Indenture Trustee and the Property Trustee of the Winning Bid Rate. If on a Reset Date, Bids are not submitted by at least two Reference Corporate Dealers, or if the lowest Bid submitted would result in a Winning Bid Rate in excess of the rate permitted by applicable law, such Remarketing shall be deemed to be a Failed Remarketing on the corresponding Remarketing Settlement Date. The Winning Bid Rate determined by the Remarketing Agent, absent manifest error, shall be binding and conclusive upon the Holders of the Trust Securities, the Sponsor and the Trust.

          (c) On the Reset Date, the Remarketing Agent shall designate as the Secondary Purchaser (the "SECONDARY PURCHASER") the Reference Corporate Dealer providing the Bid containing the Winning Bid Rate. If the Winning Bid Rate is specified in the Bids submitted by two or more Reference Corporate Dealers, the Remarketing Agent shall, in its sole discretion, designate one of such Reference Corporate Dealers as the Secondary Purchaser.

          (d) On the Reset Date, the Secondary Purchaser shall enter into a Secondary Purchase Agreement for the purchase by such Secondary Purchaser at the Remarketing Price of the aggregate Liquidation Amount of Preferred Securities, with a Distribution Rate equal to the Winning Bid Rate and with a Mandatory Redemption Date on the Maturity Extension Date.

          (e) If a Remarketing has occurred pursuant to this Section 6.02 but settlement of the purchase and sale of the Preferred Securities does not occur on the corresponding Remarketing Settlement Date, then, unless the provisions of
Section 6.04 with respect to a Renewed Remarketing shall apply, a Failed Remarketing shall be deemed to occur on such Remarketing Settlement Date.

          (f) At the time and in the manner specified in the Secondary Purchase Agreement, the Secondary Purchaser shall pay to the Remarketing Agent on behalf of the Holders of the Preferred Securities on the Remarketing Settlement Date, an amount of cash equal to the Remarketing Price.

          (g) Unless otherwise agreed among the Remarketing Agent, the Paying Agent and any Former Holder, the Remarketing Agent shall pay the Remarketing Price, less the Remarketing Fee, to the Paying Agent, acting solely as agent for the Former Holders, and the Paying Agent shall promptly pay such amounts to the Former Holders on the Remarketing Settlement Date in the same manner as is specified in Section 5(g) of Annex I hereto for payments with respect to

Redemptions of the Preferred Securities. Any amounts held by the Paying Agent for payment to the Former Holders shall not be property of the Trust.

          (h) The obligation of the Remarketing Agent to make payment to the Former Holders in connection with the Remarketing shall be limited to the extent that the Secondary Purchaser has delivered the Remarketing Price therefor to the Remarketing Agent.

          (i) Any outstanding Preferred Securities purchased on the Remarketing Settlement Date shall be deemed to be transferred to the Secondary Purchaser and shall be replaced in the manner provided in Section 6.02(j). On and after the Remarketing Settlement Date (except in the event of a Failed Remarketing), the Trust shall make no further payments to, and the Trust shall have no further obligations under this Agreement in respect of, the Holders of such replaced Preferred Securities (the "FORMER HOLDERS"), the Trust shall only be obligated to make payments to the Holders of Replacement Securities, and the Preferred Securities of the Former Holders shall no longer represent an obligation of or interest in the Trust but shall only represent a right to receive the proceeds of the Remarketing from the Paying Agent.

          (j) The Sponsor shall cause replacement certificates evidencing the remarketed Preferred Securities to be executed by an Administrative Trustee on behalf of the Trust and authenticated by the Property Trustee in accordance with the provisions of Section 7.03 (the "REPLACEMENT SECURITIES"). The Replacement Securities shall be delivered to the purchaser or purchasers of the remarketed Preferred Securities in accordance with the terms of the Secondary Purchase Agreement.

         SECTION 6.03. Reset of Distribution Rate and Mandatory Redemption Date. Unless a Failed Remarketing shall have occurred, from and including the Reset Settlement Date, the Distribution Rate on the Securities shall be the Winning Bid Rate and the Mandatory Redemption Date shall be the Maturity Extension Date.

         SECTION 6.04. Renewed Remarketing. If a Remarketing has occurred pursuant to Section 6.02 that would be a Failed Remarketing solely pursuant to
Section 6.02(e), because the purchase and sale of the Preferred Securities does not take place on the corresponding Remarketing Settlement Date, and the reason for such failure shall, in the good faith determination of the Remarketing Agent (made after consultation with the Sponsor), result from facts or circumstances that are not due to the action or inaction of the Sponsor, then the provisions of Sections 6.02 and 6.06 shall apply to a second remarketing (a "RENEWED REMARKETING") of the Preferred Securities, except that the Expected Reset Date shall be the sixth Business Day following such corresponding Remarketing Settlement Date; provided that the provisions of this Section 6.04 shall be applied only once.

         SECTION 6.05. Failed Remarketing; Mandatory Redemption. The Remarketing Agent shall give notice of any Failed Remarketing on the date such Failed Remarketing occurs or is deemed to occur, by 4:00 p.m., New York City time, on the date of such Failed Remarketing, to the Subordinated Note Issuer, the Property Trustee, the Indenture Trustee, the Underwriter and the Paying Agent under the Indenture. In the case of any Failed Remarketing, the Subordinated Notes shall be redeemed by the Subordinated Note Issuer, pursuant to Section
3.04 of the Supplemental Indenture, on the third Business Day following the date such Failed Remarketing occurs or is deemed to occur, and the proceeds of such redemption shall be simultaneously applied by the Property Trustee to redeem a Like Amount of the Securities at the Mandatory Redemption Price on a Pro Rata basis in the manner provided in Section 5 of Annex I.

         SECTION 6.06. Early Remarketing. If any of the following events (each, a "TRIGGER EVENT") shall have occurred:

          (a) the Closing Price of the Common Stock on any Trading Day, as determined by the Remarketing Agent, is less than the Trigger Price (a "STOCK PRICE TRIGGER EVENT");

          (b) a Cross Default shall have occurred but such Cross Default shall have ceased to be continuing (a "CURED DEFAULT TRIGGER EVENT"); or

          (c) the Sponsor (i) shall have made a written request to the Underwriter to enter into a firm commitment underwriting of the Common Stock, and the Sponsor and the Underwriter shall have substantially agreed to the terms of such underwriting in the manner described in Section 12 of the Forward Underwriting Agreement or (ii) shall have given notice to accelerate the Commencement Date in the manner described in Section 7 of the Forward Underwriting Agreement (an "UNDERWRITING TRIGGER EVENT");

then a Remarketing shall occur pursuant to Section 6.02 and, if applicable,
Section 6.04, except that:

           (A) the Expected Reset Date shall be the sixth Business Day following the date such Trigger Event first occurs;

           (B) in the case of a Stock Price Trigger Event or a Cured Default Trigger Event, the Final Reset Date shall be the 15th day following the date such Trigger

Event occurs, or the 20th day in the case of a Renewed Remarketing to which the provisions of Section 6.04 apply, but in no event later than the third scheduled Trading Day prior to November 10, 1999;

           (C) in the case of an Underwriting Trigger Event, the Final Reset Date shall be the 45th day following the date such Trigger Event occurs, but in no event later than the third scheduled Trading Day prior to November 10, 1999; and

           (D) notwithstanding the provisions of clauses (A), (B) and (C) above, if a Reset Date has already been established or a Remarketing has already taken place at the time such Trigger Event occurs, the Remarketing shall occur on such established Reset Date or settled on the corresponding Remarketing Settlement Date.

         SECTION 6.07. Adjustments to Trigger Price. The "TRIGGER PRICE" shall initially be $22 11/16 (twenty-two and eleven-sixteenths). Following the determination by the Calculation Agent in its reasonable discretion that a Potential Adjustment Event has occurred, the Calculation Agent shall determine (after consultation with the Sponsor) whether such Potential Adjustment Event has a diluting or concentrative effect on the theoretical value of the Common Stock and, if so, shall make the corresponding adjustment(s), if any, to the Trigger Price. The Sponsor shall promptly notify the Calculation Agent of any Potential Adjustment Event. The Calculation Agent may, but need not, determine the appropriate adjustment(s) by reference to the adjustment(s) in respect of such Potential Adjustment Event made by an options exchange to options on the Common Stock traded on that options exchange. In the event of any merger, consolidation or reorganization of the Sponsor, the Calculation Agent shall determine the appropriate Trigger Price as a result of such event.



                                    ARTICLE 7
                             ISSUANCE OF SECURITIES

         SECTION 7.01. General Provisions Regarding Securities. (a) The Administrative Trustees shall on behalf of the Trust issue one class of preferred securities representing undivided beneficial interests in the assets of the Trust having such terms as are set forth in Annex I (the "PREFERRED SECURITIES") and one class of common securities representing undivided beneficial interests in the assets of the Trust having such terms as are set forth in Annex I (the "COMMON SECURITIES"). The Trust shall issue no securities or other interests in the assets of the Trust other than the Preferred Securities and the Common Securities.

          (b) The consideration received by the Trust for the issuance of the Securities shall constitute a contribution to the capital of the Trust and shall not constitute a loan to the Trust.

          (c) Upon issuance of the Securities as provided in this Agreement, the Securities so issued shall be validly issued, fully paid and non-assessable.

          (d) Every Person, by virtue of having become a Holder or a Preferred Security Beneficial Owner in accordance with the terms of this Agreement, shall
(i) be deemed to have expressly assented and agreed to the terms of, and shall be bound by, this Agreement, including the terms of Annex I, Exhibits A-1, A-2, A-3 and D and (ii) be deemed to have expressly appointed the Remarketing Agent as its attorney-in-fact with respect to the transactions contemplated by the Secondary Purchase Agreement.

         SECTION 7.02. Execution and Authentication. (a) The Securities shall be signed on behalf of the Trust by an Administrative Trustee. In case any Administrative Trustee of the Trust who shall have signed any of the Securities shall cease to be such Administrative Trustee before the Securities so signed shall be delivered by the Trust, such Securities nevertheless may be delivered as though the Person who signed such Securities had not ceased to be such Administrative Trustee; and any Securities may be signed on behalf of the Trust by such persons who, at the actual date of execution of such Security, shall be the Administrative Trustees of the Trust, although at the date of the execution and delivery of this Agreement any such person was not an Administrative Trustee.

          (b) One Administrative Trustee shall sign the Preferred Securities for the Trust by manual or facsimile signature.

         A Preferred Security shall not be valid until authenticated by the manual signature of an authorized signatory of the Property Trustee. The signature shall be conclusive evidence that the Preferred Security has been authenticated under this Agreement. A Common Security shall be valid upon execution by an Administrative Trustee without any act of the Property Trustee.

         Upon a written order of the Trust signed by one Administrative Trustee, the Property Trustee shall authenticate the Preferred Securities for original issue.

         The aggregate number of Preferred Securities outstanding at any time shall not exceed the number set forth in the terms in Annex I hereto except as provided in Section 7.06.

         The Property Trustee may appoint an authenticating agent acceptable to the Trust to authenticate Preferred Securities. An authenticating agent may authenticate Preferred Securities whenever the Property Trustee may do so. Each reference in this Agreement to authentication by the Property Trustee includes authentication by such agent. An authenticating agent has the same rights as the Property Trustee hereunder with respect to the Sponsor or an Affiliate.

         SECTION 7.03. Form and Dating. The Preferred Securities and the Property Trustee's certificate of authentication shall be substantially in the form of Exhibit A-1, the Replacement Securities shall be substantially in the form of Exhibit A-3 and the Common Securities shall be substantially in the form of Exhibit A-2, each of which is hereby incorporated in and expressly made a part of this Agreement. The Preferred Securities shall be issued only in minimum denominations of $100,000 Liquidation Amount and integral multiples of $1,000 in excess thereof. The Securities may be in definitive or global form, and may be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to an Administrative Trustee, as evidenced by the execution thereof. The Securities may have letters, CUSIP or other numbers, notations or other marks of identification or designation and such legends or endorsements required by law, stock exchange or quotation system rule, agreements to which the Trust is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Trust). An Administrative Trustee, at the direction of the Sponsor, shall furnish any such legend not contained in Exhibits A-1, A-2 or A-3 to the Property Trustee in writing. Each Preferred Security shall be dated the date of its authentication. The terms and provisions of the Securities set forth in Annex I and the forms of Securities set forth in Exhibits A-1, A-2 and A-3 are part of the terms of this Agreement and to the extent applicable, the Property Trustee and the Sponsor, by their execution and delivery of this Agreement, expressly agree to such terms and provisions and to be bound thereby.

          (a) The Preferred Securities shall initially be issued in definitive form ("DEFINITIVE PREFERRED SECURITIES"). Upon Remarketing, the Preferred Securities shall be issued as Replacement Securities in the form of one or more permanent global Securities in definitive, fully registered form with the appropriate global legends set forth in Exhibit A-3 hereto (a "GLOBAL PREFERRED SECURITY"), which shall be deposited on behalf of the purchasers of the Preferred Securities represented thereby with the Property Trustee, as custodian for the Depository, and registered in the name of the Depository or a nominee of the Depository, duly executed by an Administrative Trustee on behalf of the Trust and authenticated by the Property Trustee as hereinafter provided. The number of Preferred Securities represented by the Global Preferred Security may from time to time be increased or decreased by adjustments made on the records of the Property Trustee and the

Depository or its nominee as hereinafter provided. The Holder of a Global Preferred Security may grant proxies and otherwise authorize any Person, including Participants, and Persons that may hold interests through Participants, to take any action which such Holder is entitled to take under this Agreement or the Securities.

          (b) An Administrative Trustee shall execute and the Property Trustee shall, in accordance with this Section 7.03, authenticate and make available for delivery initially one or more Definitive Preferred Securities registered in the name of the initial Holders or their designees. Upon Remarketing, an Administrative Trustee shall execute and the Property Trustee shall, in accordance with this Section 7.03, authenticate and make available for delivery one or more Global Preferred Securities that (i) shall be registered in the name of Cede & Co. or other nominee of such Depository and (ii) shall be delivered by the Property Trustee to such Depository or pursuant to such Depository's written instructions or held by the Property Trustee as custodian for the Depository.

          (c) Members of, or participants in, the Depository ("PARTICIPANTS") shall have no rights under this Agreement with respect to any Global Preferred Security held on their behalf by the Depository or by the Property Trustee as the custodian of the Depository or under such Global Preferred Security, and the Depository or its nominee may be treated by the Trust, the Property Trustee and any agent of the Trust or the Property Trustee as the absolute owner of such Global Preferred Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Trust, the Property Trustee or any agent of the Trust or the Property Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Participants, the operation of customary practices of such Depository governing the exercise of the rights of an owner of a beneficial interest in any Global Preferred Security.

          (d) Except in connection with the initial issuance of the Preferred Securities and as further provided in Section 9.02, owners of beneficial interests in a Global Preferred Security will not be entitled to receive physical delivery of Definitive Preferred Securities.

         SECTION 7.04. Registrar and Paying Agent. The Trust shall maintain in the Borough of Manhattan, The City of New York, (i) an office or agency where Preferred Securities may be presented for registration of transfer ("REGISTRAR") and (ii) an office or agency where Preferred Securities may be presented for payment ("PAYING AGENT"). The Registrar shall keep a register of the Preferred Securities and of their transfer. The Trust may appoint the Registrar and the Paying Agent and may appoint one or more co-registrars and one or more additional paying agents in such other locations as it shall determine. The term "REGISTRAR" includes any additional registrar and the term "PAYING AGENT" includes any additional paying agent. The Trust may change any Registrar or Paying Agent without prior notice to any Holder. The Administrative Trustees shall notify the Property Trustee of the name and address of any Agent not a party to this Agreement. If the Trust fails to appoint or maintain another entity as Registrar or Paying Agent, the Property Trustee shall act as such, and as Paying Agent the Property Trustee shall have the rights set forth in Section 3.08(i). The Property Trustee or any of its Affiliates may act as Registrar or Paying Agent. The Trust shall act as Registrar and Paying Agent for the Common Securities.

         Any Paying Agent shall be permitted to resign as Paying Agent upon 30 days' prior written notice to the Property Trustee, the Administrative Trustees and the Sponsor. In the event that the Property Trustee shall no longer be the Paying Agent, the Trust shall appoint a successor Paying Agent (which shall be a bank or trust company acceptable to the Sponsor) to act as Paying Agent. Any such resignation shall become effective upon the appointment of a successor paying agent by the Trust to perform the services that would otherwise be performed hereunder by the Paying Agent and the agreement of any such successor so to serve.

         The Trust initially appoints the Property Trustee as Registrar and Paying Agent for the Preferred Securities.

         SECTION 7.05. Paying Agent to Hold Money in Trust. The Trust shall require each Paying Agent other than the Property Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Property Trustee all money held by the Paying Agent for the payment of Liquidation Amounts or Distributions on the Securities and will notify the Property Trustee if there are insufficient funds for such purpose. While any such insufficiency continues, the Property Trustee may require a Paying Agent to pay all money held by it to the Property Trustee. The Trust at any time may require a Paying Agent to pay all money held by it to the Property Trustee and to account for any money disbursed by it. Upon payment over to the Property Trustee, the Paying Agent (if other than the Trust or an Affiliate of the Trust) shall have no further liability for the money. If the Trust or the Sponsor or an Affiliate of the Trust or the Sponsor acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

         SECTION 7.06. Replacement of Securities. If a Holder of a Security claims that a Security owned by it has been lost, destroyed or wrongfully taken or if such Security is mutilated and is surrendered to the Trust or, in the case of the Preferred Securities, to the Property Trustee, an Administrative Trustee shall execute and the Property Trustee shall authenticate and make available for delivery a replacement of such Security if the Property Trustee's and the Trust's requirements, as the case may be, are met. An indemnity bond must be provided by the Holder which, in the judgment of the Property Trustee, is sufficient to protect the Trustees, the Sponsor or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Trust may charge such Holder for its expenses in replacing a Security.

         SECTION 7.07. Outstanding Preferred Securities. The Preferred Securities outstanding at any time are all the Preferred Securities authenticated by the Property Trustee except for those canceled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

         If a Preferred Security is replaced, paid or purchased pursuant to
Section 7.06 hereof, it ceases to be outstanding unless the Property Trustee receives proof satisfactory to it that the replaced, paid or purchased Preferred Security is held by a bona fide purchaser.

         If Preferred Securities are considered paid in accordance with the terms of this Agreement, including any Preferred Securities replaced by Replacement Securities in accordance with the provisions of Article 6, they cease to be outstanding and Distributions thereon shall cease to accumulate.

         Except to the extent set forth in the last paragraph of Section 6 of Annex I and Section 7.08, a Preferred Security does not cease to be outstanding because the Trust, the Sponsor or an Affiliate of the Sponsor holds such Preferred Security.

         SECTION 7.08. Preferred Securities in Treasury. In determining whether the Holders of the required amount of Preferred Securities have concurred in any direction, waiver or consent, Preferred Securities owned by the Trust, the Sponsor or an Affiliate of the Sponsor, as the case may be, shall be disregarded and deemed not to be outstanding, except that for the purposes of determining whether the Property Trustee shall be fully protected in relying on any such direction, waiver or consent, only Preferred Securities which a Responsible Officer of the Property Trustee actually knows are so owned shall be so disregarded.

         SECTION 7.09. Temporary Securities. Until Definitive Securities are ready for delivery, the Administrative Trustees may prepare and, in the case of the Preferred Securities, the Property Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Trust considers appropriate for temporary Securities. Without unreasonable delay, the Administrative Trustees shall prepare and, in the case of the Preferred Securities, the Property Trustee shall authenticate Definitive Securities in exchange for temporary Securities.

         SECTION 7.10. Cancellation. The Trust at any time may deliver Preferred Securities to the Property Trustee for cancellation. The Registrar and Paying Agent shall forward to the Property Trustee any Preferred Securities surrendered to them for registration of transfer, redemption, exchange or payment. The Property Trustee shall promptly cancel all Preferred Securities surrendered for registration of transfer, redemption, exchange, payment, replacement or cancellation and shall dispose of canceled Preferred Securities as the Trust directs, provided that the Property Trustee shall not be obligated to destroy Preferred Securities. The Trust may not issue new Preferred Securities to replace Preferred Securities that it has paid or redeemed or that have been delivered to the Property Trustee for cancellation or that any Holder has exchanged.

         SECTION 7.11. CUSIP Numbers. The Trust, in issuing the Preferred Securities, may use "CUSIP" numbers (if then generally in use), and, if so, the Property Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders of Preferred Securities; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Preferred Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Preferred Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Sponsor will promptly notify the Property Trustee of any change in the CUSIP numbers.



                                    ARTICLE 8
                      DISSOLUTION AND TERMINATION OF TRUST

         SECTION 8.01. Dissolution and Termination of Trust. (a) The Trust shall automatically dissolve upon the first to occur of the following events:

                  (i) the bankruptcy of the Sponsor;

                  (ii) (A) the filing of a certificate of dissolution or liquidation or its equivalent with respect to the Sponsor or (B) the revocation of the Sponsor's charter and the expiration of 90 days after the date of revocation without a reinstatement thereof;

                  (iii) the distribution of a Like Amount of the Subordinated Notes to the Holders of the Securities, provided that the Property Trustee has received written notice from the Sponsor directing the Property Trustee to dissolve the Trust (which direction is optional and, except as otherwise expressly provided herein, within the discretion of the Sponsor), and provided, further, that such dissolution is conditioned on the receipt by the Administrative Trustees' receipt of an opinion of an independent tax counsel experienced in such matters to the effect that the Holders of the Securities will not recognize any gain or loss for United States Federal income tax purposes as a result of the dissolution of the Trust and the distribution of the Subordinated Notes;

                  (iv) the entry of a decree of judicial dissolution of the Trust by a court of competent jurisdiction;

                  (v) the redemption of all of the Securities and the payment to the Holders of any and all amounts necessary therefor, all in accordance with the terms of the Securities; or

                  (vi) the expiration of the term of the Trust provided in
         Section 3.14.

          (b) As soon as is practicable upon completion of winding up of the Trust following the occurrence of an event referred to in Section 8.01(a), the Administrative Trustees shall terminate the Trust by filing a certificate of cancellation with the Secretary of State of the State of Delaware in accordance with the Business Trust Act.

          (c) The provisions of Section 3.09 and Article 10 shall survive the termination of the Trust.



                                    ARTICLE 9
                              TRANSFER OF INTERESTS

         SECTION 9.01. Transfer of Securities. (a) Securities may only be transferred, in whole or in part, in accordance with the terms and conditions set forth in this Agreement and in the terms of the Securities. To the fullest extent permitted by law, any transfer or purported transfer, sale or other disposition of any Security not made in accordance with this Agreement shall be null and void.

          (b) Subject to this Article 9, Preferred Securities shall be freely transferable.

          (c) To the fullest extent permitted by law, the Sponsor may not transfer the Common Securities except for any transfer (whether voluntarily or by operation of law) permitted under Article 5 of the Indenture.

          (d) Each Security that bears or is required to bear the legend set forth in this Section 9.01(d) (a "RESTRICTED SECURITY") shall be subject to the restrictions on transfer provided in the legend set forth in this Section 9.01(d), unless such restrictions on transfer shall be waived by the written consent of the Administrative Trustees, and the Holder of each Restricted Security, by such Holder's acceptance thereof, agrees to be bound by such restrictions on transfer. As used in this Section 9.01(d) and in Section 9.01(f), the terms "transfer" encompasses any sale, pledge, transfer or other disposition of any Restricted Security.

         Prior to the Transfer Restriction Termination Date, any certificate evidencing a Security shall bear a legend in substantially the following form, unless otherwise agreed by the Administrative Trustees (with written notice thereof to the Indenture Trustee):

         THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) RESELL OR OTHERWISE TRANSFER THE SECURITIES EVIDENCED HEREBY EXCEPT (A) TO HERCULES INCORPORATED OR ANY SUBSIDIARY THEREOF,
(B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OR (C) TO A SECONDARY PURCHASER (AS DEFINED IN THE AMENDED AND RESTATED TRUST AGREEMENT OF HERCULES TRUST V DATED AS OF NOVEMBER 12, 1998 (AS AMENDED FROM TIME TO TIME, THE "TRUST AGREEMENT")) THAT HAS ENTERED INTO A SECONDARY PURCHASE AGREEMENT (AS DEFINED IN THE TRUST AGREEMENT) WITH THE TRUST,
(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITIES EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND AND
(4) AGREES, WITH RESPECT TO ANY TRANSFER OCCURRING PRIOR TO THE REMARKETING DATE ON

WHICH REPLACEMENT SECURITIES ARE ISSUED, TO PROVIDE TO THE PROPERTY TRUSTEE A DULY EXECUTED CERTIFICATE SUBSTANTIALLY TO THE EFFECT OF CLAUSES (1), (2) AND
(3), ABOVE. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO THE SALES OF THE SECURITIES EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT.

         Following the Transfer Restriction Termination Date, any Security or Securities issued in exchange or substitution therefor (other than Securities acquired by the Sponsor or any Affiliate), may upon surrender of such Security or Securities for exchange to the Trustee in accordance with the provisions of this Section 9.01(d), be exchanged for a new Security or Securities, as the case may be, in a like aggregate Liquidation Amount that shall not bear the restrictive legend required by this Section.

          (e) Any Security that, prior to the Transfer Restriction Termination Date, is purchased or owned by the Sponsor or any Affiliate thereof may not be resold by the Sponsor or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements thereof that results in such Security no longer being a "restricted security" as defined under Rule 144 under the Securities Act.

          (f) The Preferred Securities may be transferred or exchanged only in minimum denominations of $100,000 Liquidation Amount and integral multiples of $1,000 in excess thereof, and any attempted transfer, sale or other disposition of Preferred Securities in a denomination of less than $100,000 Liquidation Amount shall be deemed to be void and of no legal effect whatsoever.

          (g) The Administrative Trustees shall provide for the registration of Securities and of the transfer of Securities, which will be effected without charge but only upon payment (with such indemnity as the Administrative Trustees may require) in respect of any tax or other governmental charges that may be imposed in relation to it. Upon surrender for registration of transfer of any Securities, the Administrative Trustees shall cause one or more new Securities to be issued in the name of the designated transferee or transferees. Every Security surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Administrative Trustees duly executed by the Holder or such Holder's attorney duly authorized in writing. Each Security surrendered for registration of transfer shall be canceled by the Administrative Trustees. A transferee of a Security shall be entitled to the rights and subject to the obligations of a Holder hereunder upon the receipt by such transferee of a Security. By acceptance of a Security, each transferee shall be deemed to have agreed to be bound by this Agreement.

         SECTION 9.02. Transfer Procedures and Restrictions. (a) When Definitive Preferred Securities are presented to the Registrar:

                  (x) to register the transfer of such Definitive Preferred Securities; or

                  (y) to exchange such Definitive Preferred Securities which became mutilated, destroyed, defaced, stolen or lost, for an equal Liquidation Amount of Definitive Preferred Securities,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Preferred Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Property Trustee and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing and comply with Section 9.01(d) herein.

          (b) Transfer of a Definitive Preferred Security for a Beneficial Interest in a Global Preferred Security. Upon receipt by the Property Trustee of a Definitive Preferred Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Property Trustee, and in compliance with restrictions under Section 9.01(d), together with written instructions directing the Property Trustee to make, or to direct the Depository to make, an adjustment on its books and records with respect to the Global Preferred Security to reflect an increase in the Liquidation Amount of the Preferred Securities represented by such Global Preferred Security, then the Property Trustee shall cancel such Definitive Preferred Security and cause, or direct the Depository to cause, the aggregate Liquidation Amount of Preferred Securities represented by the appropriate Global Preferred Security to be increased accordingly. If no Global Preferred Securities are then outstanding, an Administrative Trustee shall execute on behalf of the Trust shall issue and the Property Trustee shall authenticate, upon written order of any Administrative Trustee, a Global Preferred Security representing an appropriate Liquidation Amount of Preferred Securities.

          (c) Transfer and Exchange of Global Preferred Securities. Subject to
Section 9.01(d) and Section 9.02(d), the transfer and exchange of Global Preferred Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Agreement and the procedures of the Depository therefor.

          (d) Transfer of a Beneficial Interest in a Global Preferred Security for a Definitive Preferred Security.

                  (i) A Global Preferred Security deposited with the Depository or with the Property Trustee as custodian for the Depository pursuant to Section 7.03 shall be transferred to the beneficial owners thereof in the form of Definitive Preferred Securities only if such transfer complies with Sections 9.01(d), 9.02(c) and 9.02(e) and (A) the Depository notifies the Trust that it is unwilling or unable to continue as Depository for such Global Preferred Security or if at any time such Depository ceases to be a "clearing agency" registered under the Exchange Act and, in each case, a depository is not appointed by the Sponsor within 90 days of receipt of such notice or of becoming aware of such condition, (B) a Default or an Event of Default has occurred and is continuing or (C) the Administrative Trustees, on behalf of the Trust, at its sole discretion elects to cause the issuance of Definitive Preferred Securities.

                  (ii) Any Global Preferred Security that is transferable to the beneficial owners thereof in the form of Definitive Preferred Securities pursuant to this Section 9.02(d) shall be surrendered by the Depository to the Property Trustee to be so transferred, in whole or from time to time in part, without charge, and the Property Trustee shall authenticate and make available for delivery, upon such transfer of each portion of such Global Preferred Security, an equal aggregate Liquidation Amount of Securities of authorized denominations in the form of Definitive Preferred Securities. Any portion of a Global Preferred Security transferred pursuant to this Section shall be registered in such names as the Depository shall direct.

                  (iii) In the event of the occurrence of any of the events specified in Section 9.02(d)(i) above, the Administrative Trustees will promptly make available to the Property Trustee a reasonable supply of Definitive Preferred Securities in fully registered form without Distribution coupons.

          (e) Restrictions on Transfer and Exchange of Global Preferred Securities. Notwithstanding any other provisions of this Agreement (other than the provisions set forth in Section 9.01(d) and 9.02(d)), a Global Preferred Security may not be transferred as a whole except by the Depository to a nominee of the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

          (f) Cancellation or Adjustment of Global Preferred Security. At such time as all beneficial interests in a Global Preferred Security have either been exchanged for Definitive Preferred Securities to the extent permitted by this Agreement or redeemed, repurchased or canceled in accordance with the terms of this Agreement, such Global Preferred Security shall be returned to the Depository for cancellation or retained and canceled by the Property Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Preferred Security is exchanged for Definitive Preferred Securities, Preferred Securities represented by such Global Preferred Security shall be reduced and an adjustment shall be made on the books and records of the Property Trustee (if it is then the custodian for such Global Preferred Security) with respect to such Global Preferred Security, by the Property Trustee or the Securities Custodian, to reflect such reduction.

         (g) Obligations with Respect to Transfers and Exchanges of Preferred Securities.

                  (i) To permit registrations of transfers and exchanges, an Administrative Trustee shall execute and the Property Trustee shall authenticate Definitive Preferred Securities and Global Preferred Securities at the Registrar's request in accordance with the terms of this Agreement.

                  (ii) Registrations of transfers or exchanges will be effected without charge, but only upon payment (with such indemnity as the Trust or the Sponsor may require) in respect of any tax or other governmental charge that may be imposed in relation to it.

                  (iii) The Registrar shall not be required to register the transfer of or exchange of (A) Preferred Securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption or any notice of selection of Preferred Securities for redemption and ending at the close of business on the day of such mailing; or (B) any Preferred Security so selected for redemption in whole or in part, except the unredeemed portion of any Preferred Security being redeemed in part.

                  (iv) All Preferred Securities issued upon any registration of transfer or exchange pursuant to the terms of this Agreement shall evidence the same security and shall be entitled to the same benefits under this Agreement as the Preferred Securities surrendered upon such registration of transfer or exchange.

         (h) No Obligation of the Property Trustee.

                  (i) The Property Trustee shall have no responsibility or obligation to any beneficial owner of a Global Preferred Security, a Participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any Participant thereof, with respect to any ownership interest in the Preferred Securities or with respect to the delivery to any Participant, beneficial owner or other Person (other than the

         Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Preferred Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Preferred Securities shall be given or made only to or upon the order of the Holders (which shall be the Depository or its nominee in the case of a Global Preferred Security). The rights of beneficial owners in any Global Preferred Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Property Trustee may conclusively rely and shall be fully protected in relying upon information furnished by the Depository or any agent thereof with respect to its Participants and any beneficial owners.

         (ii) The Property Trustee and Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Agreement or under applicable law with respect to any transfer of any interest in any Preferred Security (including any transfers between or among Participants or beneficial owners in any Global Preferred Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Agreement, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         SECTION 9.03. Deemed Security Holders. The Trust, the Trustees, the Registrar and the Paying Agent may treat the Person in whose name any Security shall be registered on the books and records of the Trust as the sole owner and Holder of such Security for purposes of receiving Distributions and for all other purposes whatsoever and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Security on the part of any Person other than such Holder, regardless of any notice to the contrary.

         SECTION 9.04. Book Entry Interests. (a) Unless and until Definitive Preferred Securities have been issued to the Preferred Security Beneficial Owners pursuant to Section 9.02:

                  (i) the provisions of this Section 9.04 shall be in full force and effect;

                  (ii) the Trust and the Trustees shall be entitled to deal with the Depository for all purposes of this Agreement (including the payment of Distributions on the Global Preferred Securities and receiving approvals, votes or consents hereunder) as the Holder of the Preferred Securities and the sole Holder of the Global Preferred Securities and shall have no obligation to the Preferred Security Beneficial Owners;

                  (iii) to the extent that the provisions of this Section 9.04 conflict with any other provisions of this Agreement, the provisions of this Section 9.04 shall control; and

                  (iv) the rights of the Preferred Security Beneficial Owners shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Preferred Security Beneficial Owners and the Depository and/or the Participants, including receiving and transmitting payments of Distributions on the Global Certificates to such Participants. The Depository will make book entry transfers among the Participants.

          (b) Any Global Preferred Security may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Agreement as may be required by the Depository, by any exchange or by the National Association of Securities Dealers, Inc. in order for the Preferred Securities to be tradeable on the PORTAL Market or as may be required for the Preferred Securities to be tradeable on any other market developed for trading of securities pursuant to Rule 144A or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Preferred Securities may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Preferred Securities are subject.

         SECTION 9.05. Notices to Depository. Whenever a notice or other communication to the Holders of Preferred Securities is required to be given by a Trustee under this Agreement, such Trustee shall give all such notices and communications specified herein to be given to the Holders of Global Preferred Securities to the Depository and shall have no notice obligations to the Preferred Security Beneficial Owners.

         SECTION 9.06. Appointment of Successor Depository. If any Depository elects to discontinue its services as securities depositary with respect to the Preferred Securities, the Administrative Trustees may, in their sole discretion, appoint a successor Depository with respect to the Preferred Securities.


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                                   ARTICLE 10
      LIMITATION OF LIABILITY OF HOLDERS OF SECURITIES, TRUSTEES OR OTHERS

         SECTION 10.01.  Liability.

          (a) Except as expressly set forth in this Agreement, the Securities Guarantees and the terms of the Securities, the Sponsor shall not be:

                  (i) personally liable for the return of any portion of the capital contributions (or any return thereon) of the Holders of the Securities which shall be made solely from assets of the Trust; and

                  (ii) required to pay to the Trust or to any Holder of Securities any deficit upon dissolution of the Trust or otherwise.

          (b) The Sponsor shall be liable for all of the debts and obligations of the Trust (other than with respect to the Securities) to the extent not satisfied out of the Trust's assets.

          (c) Pursuant to Section 3803(a) of the Business Trust Act, the Holders of the Preferred Securities shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

         SECTION 10.02. Exculpation. (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Trust or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Agreement or by law, except that this provision will not be deemed to modify
Section 3.09.

          (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Securities might properly be paid.


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
         SECTION 10.03. Fiduciary Duty. (a) To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to any other Covered Person, an Indemnified Person acting under this Agreement shall not be liable to the Trust or to any other Covered Person for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity (other than the duties imposed on the Property Trustee under the Trust Indenture Act), are agreed by the parties hereto to replace such other duties and liabilities of such Indemnified Person.

         (b) Unless otherwise expressly provided herein:

                  (i) whenever a conflict of interest exists or arises between any Covered Person and any Indemnified Person; or

                  (ii) whenever this Agreement or any other agreement contemplated herein or therein provides that an Indemnified Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust or any Holder of Securities, the Indemnified Person shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Indemnified Person, the resolution, action or term so made, taken or provided by the Indemnified Person shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of the Indemnified Person at law or in equity or otherwise.

         (c) Whenever in this Agreement an Indemnified Person is permitted or required to make a decision:

                  (i) in its "discretion" or under a grant of similar authority, the Indemnified Person shall be entitled to consider such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust or any other Person; or

                  (ii) in its "good faith" or under another express standard, the Indemnified Person shall act under such express standard and shall not be


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
         subject to any other or different standard imposed by this Agreement or by applicable law.

         SECTION 10.04.  Indemnification.

          (a) (i) The Sponsor shall indemnify, to the full extent permitted by law, any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust) by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Company Indemnified Person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (ii) The Sponsor shall indemnify, to the full extent permitted by law, any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Trust to procure a judgment in its favor by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees and expenses) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Company Indemnified Person shall have been adjudged to be liable to the Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Company Indemnified Person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

                  (iii) To the extent that a Company Indemnified Person shall be successful on the merits or otherwise (including dismissal of an action without prejudice or the settlement of an action without admission of


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
         liability) in defense of any action, suit or proceeding referred to in paragraphs (i) and (ii) of this Section 10.04(a), or in defense of any claim, issue or matter therein, he shall be indemnified, to the full extent permitted by law, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  (iv) Any indemnification under paragraphs (i) and (ii) of this
         Section 10.04(a) (unless ordered by a court) shall be made by the Sponsor only as authorized in the specific case upon a determination that indemnification of the Company Indemnified Person is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (i) and (ii). Such determination shall be made (1) by the Administrative Trustees by a majority vote of a Quorum consisting of such Administrative Trustees who were not parties to such action, suit or proceeding, (2) if such a Quorum is not obtainable, or, even if obtainable, if a Quorum of disinterested Administrative Trustees so directs, by independent legal counsel in a written opinion, or (3) by the Common Security Holder of the Trust.

                  (v) Expenses (including attorneys' fees and expenses) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in Sections 10.04(a)(i) and 10.04(a)(ii) shall be paid by the Sponsor in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Sponsor as authorized in this Section 10.04(a). Notwithstanding the foregoing, no advance shall be made by the Sponsor if a determination is reasonably and promptly made (A) by the Administrative Trustees by a majority vote of a Quorum of disinterested Administrative Trustees, (B) if such a Quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Administrative Trustees so directs, by independent legal counsel in a written opinion or (C) by the Common Security Holder of the Trust, that, based upon the facts known to the Administrative Trustees, counsel or the Common Security Holder at the time such determination is made, such Company Indemnified Person acted in bad faith or in a manner that such Person did not believe to be in or not opposed to the best interests of the Trust, or, with respect to any criminal proceeding, that such Company Indemnified Person believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made in instances where the Administrative Trustees, independent legal counsel or Common Security Holder reasonably determine that such person deliberately breached his duty to the Trust or its Common or Preferred Security Holders.


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
                  (vi) The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Section 10.04(a) shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors of the Sponsor or Preferred Security Holders of the Trust or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. All rights to indemnification under this Section 10.04(a) shall be deemed to be provided by a contract between the Sponsor and each Company Indemnified Person who serves in such capacity at any time while this Section 10.04(a) is in effect. Any repeal or modification of this Section 10.04(a) shall not affect any rights or obligations then existing.

                  (vii) The Sponsor or the Trust may purchase and maintain insurance on behalf of any Person who is or was a Company Indemnified Person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Sponsor would have the power to indemnify him against such liability under the provisions of this Section 10.04(a).

                  (viii) For purposes of this Section 10.04(a), references to "THE TRUST" shall include, in addition to the resulting or surviving entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, trustee, officer or employee of such constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee or agent of another entity, shall stand in the same position under the provisions of this Section 10.04(a) with respect to the resulting or surviving entity as he would have with respect to such constituent entity if its separate existence had continued.

                  (ix) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 10.04(a) shall, unless otherwise provided when authorized or ratified, continue as to a Person who has ceased to be a Company Indemnified Person and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (b) The Sponsor agrees to indemnify the (i) Property Trustee, (ii) the Delaware Trustee, (iii) any Affiliate of the Property Trustee and the Delaware Trustee, and (iv) any officers, directors, shareholders, members, partners, employees, representatives, custodians, nominees or agents of the Property Trustee and the Delaware Trustee (each of the Persons in (i) through (iv) being referred to as a "FIDUCIARY INDEMNIFIED PERSON") for, and to hold each Fiduciary Indemnified


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
Person harmless against, any and all loss, liability, damage, claim or expense including taxes (other than taxes based on the income of such Fiduciary Indemnified Person) incurred without gross negligence, bad faith or willful misconduct on its part (or such other standard otherwise provided, in the case of the Property Trustee, in the Trust Indenture Act), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder with respect to the Property Trustee, this provision shall not be deemed to modify Section 3.09(b) or the Trust Indenture Act. The obligation to indemnify as set forth in this Section 10.04(b) shall survive the resignation or removal of the Property Trustee or the Delaware Trustee and the satisfaction and discharge of this Agreement.

         SECTION 10.05. Outside Businesses. Any Covered Person, the Sponsor, the Delaware Trustee and the Property Trustee subject to Section 5.03 may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the Holders of Securities shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. No Covered Person, the Sponsor, the Delaware Trustee, or the Property Trustee shall be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and any Covered Person, the Sponsor, the Delaware Trustee and the Property Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Covered Person, the Delaware Trustee and the Property Trustee may engage or be interested in any financial or other transaction with the Sponsor or any Affiliate of the Sponsor, or may act as depositary for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Sponsor or its Affiliates.



                                   ARTICLE 11
                                   ACCOUNTING

         SECTION 11.01. Fiscal Year. The fiscal year ("FISCAL YEAR") of the Trust shall be the calendar year, or such other year as is required by the Code.


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
         SECTION 11.02. Certain Accounting Matters. (a) At all times during the existence of the Trust, the Administrative Trustees shall keep, or cause to be kept, full books of account, records and supporting documents, which shall reflect in reasonable detail, each transaction of the Trust. The books of account shall be maintained on the accrual method of accounting, in accordance with generally accepted accounting principles, consistently applied. The Trust shall use the accrual method of accounting for United States Federal income tax purposes. The books of account and the records of the Trust shall be examined by and reported upon as of the end of each Fiscal Year of the Trust by a firm of independent certified public accountants selected by the Administrative Trustees.

          (b) The Administrative Trustees shall cause to be prepared and delivered to each of the Holders of Securities, within 90 days after the end of each Fiscal Year of the Trust, annual financial statements of the Trust, including a balance sheet of the Trust as of the end of such Fiscal Year, and the related statements of income or loss.

          (c) The Administrative Trustees shall cause to be duly prepared and delivered to each of the Holders of Securities, any annual United States Federal income tax information statement, required by the Code, containing such information with regard to the Securities held by each Holder as is required by the Code and the Treasury Regulations. Notwithstanding any right under the Code to deliver any such statement at a later date, the Administrative Trustees shall endeavor to deliver all such information statements within 60 days after the end of each Fiscal Year of the Trust.

          (d) The Administrative Trustees shall cause to be duly prepared and filed with the appropriate taxing authority, an annual United States Federal income tax return, as a grantor trust, on a Form 1041 or such other form required by United States Federal income tax law, and any other annual income tax returns required to be filed by the Administrative Trustees on behalf of the Trust with any state or local taxing authority.

         SECTION 11.03. Banking. The Trust shall maintain one or more bank accounts in the name and for the sole benefit of the Trust; provided, however, that all payments of funds in respect of the Subordinated Notes held by the Property Trustee shall be made directly to the Property Trustee Account and no other funds of the Trust shall be deposited in the Property Trustee Account. The sole signatories for such accounts shall be designated by the Administrative Trustees; provided, however, that the Property Trustee shall designate the signatories for the Property Trustee Account.

         SECTION 11.04. Withholding. The Trust and the Administrative Trustees shall comply with all withholding requirements under United States Federal, state


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and local law. The Administrative Trustees, on behalf of the Trust, shall request, and the Holders shall provide to the Trust, such forms or certificates as are necessary to establish an exemption from withholding with respect to each Holder, and any representations and forms as shall reasonably be requested by the Administrative Trustees to assist them in determining the extent of, and in fulfilling, the Trust's withholding obligations. The Administrative Trustees shall file required forms with applicable jurisdictions and, unless an exemption from withholding is properly established by a Holder, shall remit amounts withheld with respect to the Holder to applicable jurisdictions. To the extent that the Trust is required to withhold and pay over any amounts to any authority with respect to Distributions or allocations to any Holder, the amount withheld shall be deemed to be a Distribution in the amount of the withholding to the Holder. In the event of any claim of excess withholding, Holders shall be limited to an action against the applicable jurisdiction. If the amount required to be withheld was not withheld from actual Distributions made, the Trust may reduce subsequent Distributions by the amount of such withholding.



                                   ARTICLE 12
                             AMENDMENTS AND MEETINGS

         SECTION 12.01. Amendments. (a) Except as otherwise provided in this Agreement or by any applicable terms of the Securities, this Agreement may only be amended by a written instrument approved and executed by:

                  (i) the Sponsor and the Administrative Trustees (or, if there are more than two Administrative Trustees, a majority of the Administrative Trustees);

                  (ii) if the amendment affects the rights, powers, duties, obligations or immunities of the Property Trustee, the Property Trustee; and

                  (iii) if the amendment affects the rights, powers, duties, obligations or immunities of the Delaware Trustee, the Delaware Trustee.

          (b) No amendment shall be made, and any such purported amendment shall be void and ineffective:

                  (i) unless, in the case of any proposed amendment, the Property Trustee shall have first received an Officers' Certificate from each of the Trust and the Sponsor that such amendment is permitted by, and conforms to, the terms of this Agreement (including the terms of the Securities);


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
                  (ii) unless, in the case of any proposed amendment which affects the rights, powers, duties, obligations or immunities of the Property Trustee, the Property Trustee shall have first received:

                       (A) an Officers' Certificate from each of the Trust and
                  the Sponsor that such amendment is permitted by, and conforms to, the terms of this Agreement (including the terms of the Securities); and

                       (B) an opinion of counsel (who may be counsel to the
                  Sponsor or the Trust) that such amendment is permitted by, and conforms to, the terms of this Agreement (including the terms of the Securities) and that all conditions precedent to the execution and delivery of such amendment have been satisfied; and

                  (iii) to the extent the result of such amendment would:

                       (A) cause the Trust to fail to be classified for purposes
                  of United States Federal income taxation as a grantor trust;

                       (B) reduce or otherwise adversely affect the powers of
                  the Property Trustee in contravention of the Trust Indenture Act; or

                       (C) cause the Trust to be deemed to be an Investment
                  Company required to be registered under the Investment Company Act.

          (c) At such time after the Trust has issued any Securities that remain outstanding, any amendment that would adversely affect the rights, privileges or preferences of any Holder of the Securities may be effected only with such additional requirements as may be set forth in the terms of such Securities; provided, however, that, without the consent of each Holder of the Securities, this Agreement may not be amended to (i) change the Distribution Rate (or manner of calculation of the Distribution Rate), amount, timing or currency or otherwise adversely affect the method of any required payment, (ii) change the purposes of the Trust, (iii) authorize the issuance of any additional beneficial interests in the Trust, (iv) change the redemption provisions, (v) change the conditions precedent for the Sponsor to elect to dissolve the Trust and distribute the Subordinated Notes to the Holders of the Securities, (vi) change the Liquidation Distribution or other provisions relating to the distribution of amounts payable upon the dissolution and liquidation of the Trust, (vii) affect the limited liability of any Holder of the Securities or (viii) restrict the right of a Holder of the Securities to institute suit for the enforcement of any required payment on or after the due date therefor (or, in the case of a redemption, on the redemption date).


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
          (d) Article 6, Section 9.01(c) and this Section 12.01 shall not be amended without the consent of all of the Holders of the Securities.

          (e) Article 4 shall not be amended without the consent of the Holders of a Majority in Liquidation Amount of the Common Securities.

          (f) The rights of the Holders of the Common Securities under Article 5 to increase or decrease the number of, and to appoint and remove, Trustees shall not be amended without the consent of the Holders of a Majority in Liquidation Amount of the Common Securities.

          (g) Notwithstanding Section 12.01(c), this Agreement may be amended by the Sponsor and the Trustees without the consent of the Holders of the Securities to:

                  (i) cure any ambiguity, correct or supplement any provision in this Agreement that may be inconsistent with any other provision of this Agreement or to make any other provisions with respect to matters or questions arising under this Agreement not inconsistent with any other provisions of this Agreement; and

                  (ii) modify, eliminate or add to any provisions of this Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States Federal income tax purposes as a grantor trust at all times that any Securities are outstanding or to ensure that the Trust will not be required to register as an Investment Company under the Investment Company Act;

      provided, however, that, in each case, such action shall not adversely affect in any material respect the interests of the Holders of the Securities, and any such amendments of this Agreement shall become effective when notice thereof is given to the Holders of the Securities.

         SECTION 12.02. Meetings of the Holders of Securities; Action by Written Consent. (a) Meetings of the Holders of any class of Securities may be called at any time by the Administrative Trustees (or as provided in the terms of the Securities) to consider and act on any matter on which Holders of such class of Securities are entitled to act under the terms of this Agreement, the terms of the Securities or the rules of any stock exchange or quotation system or market on which the Preferred Securities are listed or admitted for trading. The Administrative Trustees shall call a meeting of the Holders of such class if directed to do so by the Holders of at least 10% in Liquidation Amount of the Securities of such class. Such direction shall be given by delivering to the Administrative Trustees one or more notices in a writing stating that the signing Holders of Securities wish to call a meeting and indicating the


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
general or specific purpose for which the meeting is to be called. Any Holders of Securities calling a meeting shall specify in writing the certificates held by the Holders of Securities exercising the right to call a meeting and only those Securities specified shall be counted for purposes of determining whether the required percentage set forth in the second sentence of this paragraph has been met.

          (b) Whenever a vote, consent or approval of the Holders of Securities is permitted or required under this Agreement or the rules of any stock exchange or quotation system or market on which the Preferred Securities are listed or admitted for trading, such vote, consent or approval may be given at a meeting of the Holders of Securities. Any action that may be taken at a meeting of the Holders of Securities may be taken without a meeting if a consent in writing setting forth the action so taken is signed by the Holders of Securities owning not less than the minimum amount of Securities in Liquidation Amount that would be necessary to authorize or take such action at a meeting at which all Holders of Securities having a right to vote thereon were present and voting. Prompt notice of the taking of action without a meeting shall be given to the Holders of Securities entitled to vote who have not consented in writing.

          (c) Except to the extent otherwise provided in the terms of the Securities, the following provisions shall apply to meetings of Holders of
Securities:

                  (i) notice of any such meeting shall be given to all the Holders of Securities having a right to vote thereat at least seven days and not more than 60 days before the date of such meeting. The Administrative Trustees may specify that any written ballot submitted to the Security Holders for the purpose of taking any action without a meeting shall be returned to the Trust within the time specified by the Administrative Trustees;

                  (ii) each Holder of a Security may authorize any Person to act for it by proxy on all matters in which a Holder of Securities is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Holder of Securities executing it. Except as otherwise provided herein, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Holders of the Securities were stockholders of a Delaware corporation;


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
                  (iii) each meeting of the Holders of the Securities shall be conducted by the Administrative Trustees or by such other Person that the Administrative Trustees may designate; and

                  (iv) unless the Business Trust Act, this Agreement, the terms of the Securities, the Trust Indenture Act or the listing rules of any stock exchange or quotation system or market on which the Preferred Securities are then listed or trading, otherwise provides, the Administrative Trustees, in their sole discretion, shall establish all other provisions relating to meetings of Holders of Securities, including notice of the time, place or purpose of any meeting at which any matter is to be voted on by any Holders of Securities, waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote.

         SECTION 12.03. Power of Attorney. Each Holder by acceptance of the Preferred Securities hereby irrevocably constitutes and appoints the Remarketing Agent and each of its officers as such person's true and lawful representative and attorney-in-fact, with full power and authority in such person's name, place and stead to make, execute, acknowledge, deliver, swear to, record and file with respect to the Preferred Securities any and all instruments, documents and certificates which, from time to time, may be required in connection with the Remarketing and to take any other action which the Remarketing Agent may deem necessary or appropriate, in its discretion, in connection with Remarketing the Preferred Securities. This power of attorney is coupled with an interest and shall continue in full force and effect and shall not be affected by the subsequent death, disability, insolvency, bankruptcy, termination or incapacity of a Holder and may be exercised by an officer of the Remarketing Agent signing individually for any Holder or for all Holders executing any particular instrument.



                                   ARTICLE 13
            REPRESENTATIONS OF PROPERTY TRUSTEE AND DELAWARE TRUSTEE

         SECTION 13.01. Representations and Warranties of Property Trustee. The Trustee that acts as initial Property Trustee represents and warrants to the Trust and to the Sponsor at the date of this Agreement, and each Successor Property Trustee represents and warrants, as applicable, to the Trust and the Sponsor at the time of the Successor Property Trustee's acceptance of its appointment as Property Trustee that:


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          (a) the Property Trustee is a banking corporation, a national banking association or a bank or trust company, duly organized, validly existing and in good standing under the laws of the United States or a State of the United States, as the case may be, with corporate power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Agreement;

          (b) the execution, delivery and performance by the Property Trustee of the Agreement have been duly authorized by all necessary corporate action on the part of the Property Trustee. The Agreement has been duly executed and delivered by the Property Trustee under New York law and constitutes a legal, valid and binding obligation of the Property Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors' rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law);

          (c) the execution, delivery and performance of this Agreement by the Property Trustee do not conflict with or constitute a breach of the charter or by-laws of the Property Trustee; and

          (d) no consent, approval or authorization of, or registration with or notice to, any federal or New York State banking authority is required for the execution, delivery or performance by the Property Trustee of this Agreement.

         SECTION 13.02. Representations and Warranties of Delaware Trustee. The Trustee that acts as initial Delaware Trustee represents and warrants to the Trust and to the Sponsor at the date of this Agreement, and each Successor Delaware Trustee represents and warrants to the Trust and the Sponsor at the time of the Successor Delaware Trustee's acceptance of its appointment as Delaware Trustee that:

          (a) the Delaware Trustee is a banking corporation, a national banking association or a bank or trust company, duly organized, validly existing and in good standing under the laws of the United States or the State of Delaware, as the case may be, with corporate power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Agreement;

          (b) the execution, delivery and performance by the Delaware Trustee of this Agreement have been duly authorized by all necessary corporate action on the part of the Delaware Trustee. This Agreement has been duly executed and delivered by the Delaware Trustee under Delaware law and constitutes a legal, valid and binding obligation of the Delaware Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors' rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law);

          (c) the execution, delivery and performance of this Agreement by the Delaware Trustee do not conflict with or constitute a breach of the charter or by-laws of the Delaware Trustee;

          (d) no consent, approval or authorization of, or registration with or notice to, any Federal or Delaware banking authority governing the trust powers of the Delaware Trustee is required for the execution, delivery or performance by the Delaware Trustee of this Agreement; and

          (e) the Delaware Trustee is a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware, and is a Person that satisfies for the Trust Section 3807(a) of the Business Trust Act.



                                   ARTICLE 14
                                  MISCELLANEOUS

         SECTION 14.01. Notices. All notices provided for in this Agreement shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

          (a) if given to the Trust, in care of the Administrative Trustees at the Trust's mailing address set forth below (or such other address as the Trust may give notice of to the Holders of the Securities):

                  Hercules Trust V
                  c/o Hercules Incorporated
                  Hercules Plaza
                  1313 North Market Street
                  Wilmington, Delaware  19894-0001
                  Attention:  Vice President and Treasurer of Sponsor
                  Telephone: (302) 594-5000
                  Telecopier: (302) 594-5210

                  Hercules Trust V
                  c/o Hercules Incorporated
                  Hercules Plaza
                  1313 North Market Street
                  Wilmington, Delaware  19894-0001
                  Attention:  Corporate Secretary of Sponsor
                  Telephone: (302) 594-5000
                  Telecopier: (302) 594-7251

          (b) if given to the Delaware Trustee, at the mailing address set forth below (or such other address as Delaware Trustee may give notice of to the Holders of the Securities):

                  Chase Manhattan Bank Delaware
                  1201 Market Street
                  Wilmington, Delaware 19801
                  Attention: Corporate Trust Department
                  Telecopier: (302) 984-4903
                  Telephone: (302) 428-3372

           (c) if given to the Property Trustee, at the Property Trustee's mailing address set forth below (or such other address as the Property Trustee may give notice of to the Holders of the Securities):

                  The Chase Manhattan Bank
                  One Liberty Place, 52nd Floor
                  1650 Market Street
                  Philadelphia, Pennsylvania 19103
                  Attention: Corporate Trust Department
                  Telecopier: (215) 988-8372
                  Telephone: (215) 988-1329

          (d) if given to the Holder of the Common Securities, at the mailing address of the Sponsor set forth below (or such other address as the Holder of the Common Securities may give notice to the Trust):

                  Hercules Incorporated
                  Hercules Plaza
                  1313 North Market Street
                  Wilmington, Delaware 19894-0001
                  Attention:  Vice President and Treasurer of Sponsor
                  Telephone: (302) 594-5000
                  Telecopier: (302) 594-5210

                  Hercules Incorporated

                  Hercules Plaza
                  1313 North Market Street
                  Wilmington, Delaware 19894-0001
                  Attention:  Corporate Secretary of Hercules
                  Telephone: (302) 594-5000
                  Telecopier: (302) 594-7251

          (e) if given to any other Holder, at the address set forth on the books and records of the Trust.

         All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

         SECTION 14.02. Governing Law. This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.

         SECTION 14.03. Intention of the Parties. It is the intention of the parties hereto that the Trust be classified for United States Federal income tax purposes as a grantor trust. The provisions of this Agreement shall be interpreted to further this intention of the parties.

         SECTION 14.04. Headings. The Table of Contents and headings contained in this Agreement are inserted for convenience of reference only and do not affect the interpretation of this Agreement or any provision hereof.

         SECTION 14.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included, and all covenants and agreements in this Agreement by the Sponsor and the Trustees shall bind and inure to the benefit of their respective successors and assigns, whether so expressed.

         SECTION 14.06. Partial Enforceability. If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

         SECTION 14.07. Counterparts. This Agreement may contain more than one counterpart of the signature page and this Agreement may be executed by the affixing of the signature of each of the Trustees to one of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

         IN WITNESS WHEREOF, the undersigned have caused this Amended and Restated Trust Agreement to be executed as of the day and year first above written.


                                          Israel J. Floyd, not in his individual
                                          capacity but solely as
                                          Administrative Trustee of the
                                          Trust


                                          /s/ Israel J. Floyd

                                          Jan M. King, not in her individual
                                          capacity but solely as
                                          Administrative Trustee of the
                                          Trust


                                          /s/ Jan M. King

                                          Stuart C. Shears, not in his
                                          individual capacity but solely as
                                          Administrative Trustee of the
                                          Trust


                                          /s/ Stuart C. Shears

                                          CHASE MANHATTAN BANK
                                          DELAWARE, not in its
                                          individual capacity but solely as
                                          Delaware Trustee of the Trust


                                          By:    /s/ Denis Kelly
                                          Name: Denis Kelly
                                          Title: Trust Officer

                                             THE CHASE MANHATTAN
                                             BANK, not in its individual
                                             capacity but solely as Property
                                             Trustee of the Trust


                                             By:    /s/   J D Heaney
                                               Name: James D Heaney
                                               Title: Vice President


                                             HERCULES INCORPORATED,
                                               as Sponsor


                                             By:   /s/ R. K Elliott
                                               Name: R. Keith Elliott
                                               Title: Chairman and Co-Chief
                                                       Executive Officer

                                     ANNEX I

                                    TERMS OF
                     AUCTION RATE RESET PREFERRED SECURITIES
                      AUCTION RATE RESET COMMON SECURITIES

         Pursuant to Section 7.01 of the Amended and Restated Trust Agreement, dated as of November 12, 1998 (as amended from time to time, the "AGREEMENT"), the designation, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities and the Common Securities (collectively, the "SECURITIES") are set out below (each capitalized term used but not defined herein has the meaning set forth in the Agreement or, if not defined in such Agreement, as defined in the Indenture):

           1.   Designation and Number.

          (a) Preferred Securities. 200,000 Auction Rate Reset Preferred Securities of the Trust, with an aggregate Liquidation Amount with respect to the assets of the Trust of Two Hundred Million dollars ($200,000,000), and with a Liquidation Amount with respect to the assets of the Trust of $1,000 per security, are hereby designated for the purposes of identification only as "PREFERRED SECURITIES" (the "PREFERRED SECURITIES"). The Preferred Securities shall be issued only in minimum denominations of $100,000 Liquidation Amount and in integral multiples of $1,000 in excess thereof. The certificates evidencing the Preferred Securities shall initially be substantially in the form of Exhibit A-1 to the Agreement and upon transfer pursuant to a successful Remarketing, shall be substantially in the form of Exhibit A-3 to the Agreement, with such changes and additions thereto or deletions therefrom as may be required by ordinary usage, custom or practice or to conform to the rules of any stock exchange or quotation system on which the Preferred Securities are listed or quoted.

          (b) Common Securities. 6,200 Auction Rate Reset Common Securities of the Trust with an aggregate Liquidation Amount with respect to the assets of the Trust of Six Million Two Hundred Thousand dollars ($6,200,000), and with a Liquidation Amount with respect to the assets of the Trust of $1,000 per security, are hereby designated for the purposes of identification only as "COMMON SECURITIES" (the "COMMON SECURITIES"). The certificates evidencing the Common Securities shall be substantially in the form of Exhibit A-2 to the Agreement, with such changes and additions thereto or deletions therefrom as may be required by ordinary usage, custom or practice.

           2.   Distributions.

          (a) Distributions with respect to the Liquidation Amount of $1,000 per Security (the "LIQUIDATION AMOUNT") of each Security will accrue and be payable at a rate (the "DISTRIBUTION RATE") (such rate being the rate of interest payable on the Subordinated Notes to be held by the Property Trustee) per annum equal to

                  (i) from and including the date of issuance to but excluding the date such Securities are redeemed, LIBOR plus 175 basis points, compounded quarterly;

                  (ii) from and including the Remarketing Settlement Date on which Replacement Securities are issued to but excluding the date such Securities are redeemed, the Winning Bid Rate, compounded quarterly; and

                  (iii) notwithstanding clauses (i) and (ii) above, if the Securities are not redeemed because the Company fails to pay the principal amount of the Subordinated Notes on the date such amount becomes due, then from and including such due date to but excluding the date the Securities are redeemed, the Default Rate, compounded quarterly, but only to the extent permitted by applicable law.

Distributions that are not paid when due will bear additional distributions thereon compounded quarterly at the applicable periodic Distribution Rate specified above (to the extent permitted by applicable law). Distributions are payable if and to the extent the Subordinated Note Issuer makes a payment of Additional Interest (as defined in the Indenture) upon the occurrence of certain events specified in the Indenture. The term "DISTRIBUTIONS", as used herein, includes any such additional distributions unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Subordinated Notes held by the Property Trustee and to the extent the Property Trustee has funds on hand legally available therefor.

          (b) Until the Remarketing Settlement Date on which Replacement Securities are issued, Distributions on the Securities will be cumulative, will be payable quarterly in arrears on February 12, May 12, August 12 and November 12 of each year, commencing February 12, 1999, and on such Remarketing Settlement Date (each, a "PRE-REMARKETING DISTRIBUTION DATE"), will accumulate from and including the most recent date to which Distributions have been paid or, if no Distributions have been paid, from November 12, 1998, to but excluding the related Pre-Remarketing Distribution Date, except as otherwise described below.

         The Distribution Rate in effect for the period from and including November 12, 1998 to but excluding February 12, 1999 shall be the rate determined by the Calculation Agent two London Banking Days prior to November 12, 1998 and shall equal LIBOR plus 175 basis points. The Distribution Rate in effect thereafter, for each quarterly period from and including the immediately preceding Pre-Remarketing Distribution Date to but excluding the applicable Pre-Remarketing Distribution Date, shall be determined by the Calculation Agent two London Banking Days prior to such immediately preceding Pre-Remarketing Distribution Date and shall equal LIBOR plus 175 basis points. The amount of Distributions payable for any quarterly period shall be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the last sentence of this paragraph, the amount of Distributions payable for any period shorter than a full quarterly period for which Distributions are computed will be computed on the basis of the actual number of days elapsed per 30-day month. If a Pre-Remarketing Distribution Date is not a Business Day, then such Pre-Remarketing Distribution Date will be the next succeeding Business Day, except if such Business Day is in the next succeeding calendar month, such Pre-Remarketing Distribution Date will be the immediately preceding Business Day.

         As used herein, "LONDON BANKING DAY" means any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market.

          (c) From and including the Remarketing Settlement Date on which Replacement Securities are issued, Distributions on the Replacement Securities and on the Common Securities will be cumulative, will be payable quarterly in arrears on February 12, May 12, August 12 and November 12 of each year, commencing on the Remarketing Settlement Date, and on the Mandatory Redemption Date (each, a "DISTRIBUTION DATE"), will accumulate from the most recent date to which Distributions have been paid or, if no Distributions have been paid, from and including the Remarketing Settlement Date, to but excluding the related Distribution Date, except as otherwise described below. The amount of Distributions payable for any quarterly period shall be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the last sentence of this paragraph, the amount of Distributions payable for any period shorter than a full quarterly period for which Distributions are computed will be computed on the basis of the actual number of days elapsed per 30-day month. If a Distribution Date is not a Business Day, then such Distribution Date will be the next succeeding Business Day, except if such Business Day is in the next succeeding calendar month, such Distribution Date will be the immediately preceding Business Day.

          (d) Distributions on the Securities will be payable to the Holders thereof as they appear on the books and records of the Trust on the fifteenth day prior to each Pre-Remarketing Distribution Date or Distribution Date, as the case may be. Subject to any applicable laws and regulations and the provisions of the Agreement, each such payment in respect of the Preferred Securities will be made in respect of any global certificate representing Securities, to the Depository (or other applicable Depository), which shall credit the relevant accounts at the Depository (or such other Depository) on the applicable payment dates, or in respect of Securities in certified form, by check mailed to the address of the Holder entitled thereto as such address shall appear on the register; provided, however, that at the written request of any Holder of at least $10,000,000 aggregate Liquidation Amount of Preferred Securities received by the Property Trustee not later than the fifteenth day prior to the applicable Pre-Remarketing Distribution Date or Distribution Date, Distributions accrued on such Preferred Securities will be payable by wire transfer within the continental United States in immediately available funds to the bank account number of such holder specified in such request. The relevant record dates for the Common Securities shall be the same as the record dates for the Preferred Securities. Distributions payable on any Securities that are not punctually paid on any Distribution Date, as a result of the Subordinated Note Issuer having failed to make a payment under the Subordinated Notes, will cease to be payable to the Holder on the relevant record date, and such defaulted Distributions will instead be payable to the Person in whose name such Securities are registered on the special record date or other specified date determined in accordance with the Indenture.

          (e) The Distribution Rate on the Trust Securities (as well as the interest rate on the Subordinated Notes) shall be reset in the manner provided in Section 6.03 of the Agreement and in the Indenture.

          (f) In the event that there is any money or other property held by or for the Trust that is not accounted for hereunder, such property shall be distributed Pro Rata (as defined herein) among the Holders of the Securities.

           3.   Remarketing.

         The Preferred Securities shall be remarketed in accordance with the provisions of Article 6 of the Agreement.

         FROM AND AFTER THE REMARKETING SETTLEMENT DATE ON WHICH REPLACEMENT SECURITIES ARE ISSUED, THIS CERTIFICATE SHALL REPRESENT ONLY THE RIGHT TO RECEIVE THE REMARKETING PRICE, AS PROVIDED IN THE TRUST AGREEMENT, AND SHALL NO LONGER REPRESENT AN OBLIGATION OF OR INTEREST IN THE TRUST.

           4.   Liquidation Distribution Upon Dissolution.

         In the event of any dissolution of the Trust, the Trust shall be liquidated by the Administrative Trustees as expeditiously as the Administrative Trustees determine to be possible by distributing pursuant to Section 5, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the Holders of the Securities a Like Amount (as defined below) of the Subordinated Notes, unless such distribution is determined by the Property Trustee not to be practicable, in which event such Holders will be entitled to receive out of the assets of the Trust legally available for distribution to Holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate of the

Liquidation Amount of $1,000 per Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "LIQUIDATION DISTRIBUTION").

         "LIKE AMOUNT" means (i) with respect to a redemption of the Securities, Securities having a Liquidation Amount equal to the principal amount of Subordinated Notes to be paid in accordance with their terms and (ii) with respect to a distribution of Subordinated Notes upon the dissolution of the Trust, Subordinated Notes having a principal amount equal to the Liquidation Amount of the Securities of the Holder to whom such Subordinated Notes are distributed.

         If, upon any such dissolution, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets on hand legally available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Securities shall be paid on a Pro Rata basis.

           5.   Redemption and Distribution.

          (a) Upon the repayment of the Subordinated Notes in whole or in part, at maturity or upon acceleration or redemption, the proceeds from such repayment shall be simultaneously applied by the Property Trustee to redeem a Like Amount of the Securities at the Mandatory Redemption Price (as defined below). In the case of an early redemption pursuant to a Special Event, Holders will be given not less than 30 nor more than 60 days notice of such redemption. Any redemption of Securities shall be made, and the Mandatory Redemption Price shall be payable, on the applicable redemption date, and only to the extent that the Trust has funds legally available for the payment thereof.

          (b) The "MANDATORY REDEMPTION PRICE" shall mean a price equal to 100% of the Liquidation Amount of the Securities to be redeemed plus accumulated and unpaid Distributions thereon, if any, to the date of redemption.

          (c) If at any time a Tax Event or Investment Company Event (each as defined in the Trust Agreement) (a "SPECIAL EVENT") occurs, the Subordinated
Note Issuer shall have the right (subject to the conditions set forth in the Indenture) at any time, upon not less than 30 nor more than 60 days notice, to redeem the Subordinated Notes in whole, but not in part, within the 90 days following the occurrence of such Special Event (the "90 DAY PERIOD"), and, simultaneous with such redemption, to cause a Like Amount of the Securities to be redeemed by the Trust at the Mandatory Redemption Price on a Pro Rata basis.

          (d) On and from the date fixed by the Administrative Trustees for any distribution of Subordinated Notes and liquidation of the Trust: (i) the Securities will no longer be deemed to be outstanding and (ii) the Depository or its nominee (or any successor Depository or its nominee), as the Holder of the Preferred Securities, will receive a registered global certificate or certificates representing the Subordinated Notes to be delivered upon such distribution and any certificates representing Securities not held by the Depository or its nominee (or any successor Depository or its nominee) will be deemed to represent beneficial interests in a Like Amount of Subordinated Notes until such certificates are presented to the Subordinated Note Issuer or its agent for transfer or reissue. The Subordinated Notes shall be distributed to the Holders pursuant to Section
2.04 of the Supplemental Indenture.

          (e) The Trust may not redeem fewer than all the outstanding
Securities.

          (f) The notice procedure with respect to redemptions pursuant to a Special Event or distributions of Subordinated Notes shall be as follows:

                  (i) Notice of any such redemption of, or notice of distribution of Subordinated Notes in exchange for, the Securities (a "REDEMPTION/DISTRIBUTION NOTICE") will be given by an Administrative Trustee on behalf of the Trust by mail to each Holder of Securities to be redeemed or exchanged not fewer than 30 nor more than 60 days before the date fixed for redemption or exchange thereof which, in the case of a redemption, will be the date fixed for redemption of the Subordinated Notes. For purposes of the calculation of the date of redemption or exchange and the dates on which notices are given pursuant to this
         Section 5(f)(i), a Redemption/ Distribution Notice shall be deemed to be given on the day such notice is first mailed by first-class mail, postage prepaid, to Holders of Securities. Each Redemption/Distribution Notice shall be addressed to the Holders of Securities at the address of each such Holder appearing in the books and records of the Trust. No defect in the Redemption/Distribution Notice or in the mailing of either thereof with respect to any Holder shall affect the validity of the redemption or exchange proceedings with respect to any other Holder.

                  (ii) Redemption/Distribution Notices shall be sent by the Property Trustee on behalf of the Trust to (A) in respect of the Preferred Securities, the Depository or its nominee (or any successor Depository or its nominee) if the Global Preferred Securities have been issued or, if Definitive Preferred Securities have been issued, to the Holders thereof, and (B) in respect of the Common Securities, to the Holder thereof.

          (g) The payment procedure with respect to all redemptions shall be as follows:

                  (i) If Securities are to be redeemed, whether or not the Trust gives a Redemption/Distribution Notice (which notice will be irrevocable), then (A) with respect to Preferred Securities issued in book-entry form, by 12:00 noon, New York City time, on the redemption date, provided that the

         Subordinated Note Issuer has paid the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Subordinated Notes by 10:00 a.m., New York City time, on the maturity date or the date of redemption, as the case requires, the Property Trustee will deposit irrevocably with the Depository or its nominee (or successor Depository or its nominee) immediately available funds sufficient to pay the Mandatory Redemption Price with respect to such Preferred Securities and will give the Depository irrevocable instructions and authority to pay the Mandatory Redemption Price to the relevant Participants, and (B) with respect to Preferred Securities issued in certificated form and Common Securities, provided that the Subordinated Note Issuer has paid the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Subordinated Notes, the Property Trustee will pay the Mandatory Redemption Price to the Holders of such Securities by check mailed to the address of the relevant Holder appearing on the books and records of the Trust on the redemption date; provided, however, that at the written request of any Holder of at least $10,000,000 aggregate Liquidation Amount of Preferred Securities received by the Property Trustee not later than 9:00 a.m. on the redemption date, the Mandatory Redemption Price payable to such Holder will be payable by wire transfer within the continental United States in immediately available funds to the bank account number of such Holder specified in such request. If a Redemption/Distribution Notice, if necessary, shall have been given and funds deposited as required, if applicable, then immediately prior to the close of business on the date of such deposit, or on the redemption date, as applicable, Distributions will cease to accumulate on the Securities so called for redemption and all rights of Holders of such Securities so called for redemption will cease, except the right of the Holders of such Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Securities shall cease to be outstanding.

                  (ii) Payment of accumulated and unpaid Distributions on the Redemption Date of the Securities will be subject to the rights of Holders of Securities on the close of business on a regular record date in respect of a Distribution Date occurring on or prior to such redemption date.

                  (iii) If any date fixed for redemption of Securities is not a Business Day, then payment of the Mandatory Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such date fixed for redemption. If payment of the Mandatory Redemption Price in respect of any Securities is improperly withheld or refused and not paid either by the Property Trustee or by the Sponsor as guarantor pursuant to the relevant Securities Guarantee, Distributions on such Securities will continue to accumulate from the original redemption date to the actual date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Mandatory Redemption Price.

          (h) Neither the Administrative Trustees nor the Trust shall be required to register or cause to be registered the transfer of any Securities beginning on the opening of business 15 days before the day of mailing of a notice of redemption.

         (i) Subject to the foregoing, the provisions of the Remarketing Agreement and applicable law (including, without limitation, United States Federal securities laws), the Sponsor or any of its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

           6. Voting Rights - Preferred Securities.

          (a) Except as provided under Sections 6(b) and 8 and as otherwise required by law or the Agreement, the Holders of the Preferred Securities will have no voting rights.

          (b) So long as any Subordinated Notes are held by the Property Trustee, the Trustees shall not (i) direct the time, method and place of conducting any proceeding with respect to any remedy available to the Subordinated Note Trustee, or exercise any trust or power conferred upon the Subordinated Note Trustee with respect to the Subordinated Notes, (ii) waive any past default that is waivable under Section 6.04 of the Indenture, (iii) exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the Subordinated Notes or (iv) consent to any amendment, modification or termination of the Indenture or the Subordinated Notes, where such consent shall be required, without, in each case, obtaining
(1) the prior approval of the Holders of a Majority in Liquidation Amount of all outstanding Preferred Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Subordinated Notes affected thereby, no such consent shall be given by the Property Trustee without the prior approval of each Holder of the Preferred Securities and (2) an Opinion of Counsel delivered to the Trust from independent tax counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for United States Federal income tax purposes on account of such action.

         If an Event of Default under the Agreement has occurred and is continuing and such event is attributable to the failure of the Subordinated
Note Issuer to pay principal of or premium, if any, or interest on the Subordinated Notes on the date such principal, premium, if any, or interest is otherwise payable (or in the case of redemption, on the redemption date), then a Holder of Preferred Securities may directly institute a proceeding against the Subordinated Note Issuer for enforcement of payment to such Holder of the principal of or premium, if any, or interest on a

Like Amount of Subordinated Notes on or after the respective due date specified herein or in the Subordinated Notes (a "DIRECT ACTION"). In connection with such Direct Action, the Common Securities Holder will be subrogated to the rights of such Holder of Preferred Securities to the extent of any payment made by the Subordinated Note Issuer to such Holder of Preferred Securities in such Direct Action. Except as provided in the second preceding sentence, the Holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Notes.

         Any approval or direction of Holders of Preferred Securities may be given at a separate meeting of Holders of Preferred Securities convened for such purpose, at a meeting of all of the Holders of Securities in the Trust or pursuant to written consent. The Property Trustees will cause a notice of any meeting at which Holders of Preferred Securities are entitled to vote, to be mailed to each Holder of record of Preferred Securities. Each such notice will include a statement setting forth (i) the date of such meeting (ii) a description of any resolution proposed for adoption at such meeting on which such Holders are entitled to vote and (iii) instructions for the delivery of proxies.

         No vote or consent of the Holders of the Preferred Securities will be required for the Trust to redeem and cancel Preferred Securities or to distribute the Subordinated Notes in accordance with the Agreement and the terms of the Securities.

         Notwithstanding that Holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by the Sponsor or any Affiliate of the Sponsor shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.

           7. Voting Rights - Common Securities.

          (a) Except as provided under Sections 7(b) and 8 as otherwise required by law or the Agreement, the Holders of the Common Securities will have no voting rights.

          (b) So long as any Subordinated Notes are held by the Property Trustee, the Trustees shall not (i) direct the time, method and place of conducting any proceeding with respect to any remedy available to the Subordinated Note Trustee, or exercise any trust or power conferred upon the Subordinated Note Trustee with respect to the Subordinated Notes, (ii) waive any past default that is waivable under Section 6.04 of the Indenture, (iii) exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the Subordinated Notes or (iv) consent to any amendment, modification or termination of the Indenture or the Subordinated Notes, where such consent shall be required, without, in each case, obtaining
(A) the
prior approval of the Holders of a Majority in Liquidation Amount of all outstanding Common Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Subordinated Notes affected thereby, no such consent shall be given by the Property Trustee without the prior approval of each Holder of the Common Securities and (B) an Opinion of Counsel delivered to the Trust from independent tax counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for United States Federal income tax purposes on account of such action.

         If an Event of Default under the Agreement has occurred and is continuing and such event is attributable to the failure of the Subordinated
Note Issuer to pay principal of or premium, if any, or interest on the Subordinated Notes on the date such principal, premium, if any, or interest is otherwise payable (or in the case of redemption, on the redemption date), then a Holder of Common Securities may institute a Direct Action against the Subordinated Note Issuer for enforcement of payment to such Holder of the principal of or premium, if any, or interest on a Like Amount of Subordinated Notes on or after the respective due date specified in the Subordinated Notes. Except as provided in the immediately preceding sentence, the Holders of Common Securities will not be able to immediately exercise directly any other remedy available to the holders of the Subordinated Notes.

         Any approval or direction of Holders of Common Securities may be given at a separate meeting of Holders of Common Securities convened for such purpose, at a meeting of all of the Holders of Securities in the Trust or pursuant to written consent. The Administrative Trustees will cause a notice of any meeting at which Holders of Common Securities are entitled to vote to be mailed to each Holder of record of Common Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such Holders are entitled to vote and (iii) instructions for the delivery of proxies.

         No vote or consent of the Holders of the Common Securities will be required for the Trust to redeem and cancel Common Securities or to distribute the Subordinated Notes in accordance with the Agreement and these terms of the Securities.

           8.   Amendments to Agreement.

         In addition to the requirements set out in Section 12.01 of the Agreement, the Agreement may be amended from time to time by the Sponsor, the Property Trustee and the Administrative Trustees, with (i) the consent of Holders representing a Majority in Liquidation Amount of all outstanding Securities, and (ii) receipt by the Trustees of a reasoned Opinion of Counsel of independent tax counsel experienced in such matters to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not affect the

Trust's status as a grantor trust for United States Federal income tax purposes or the Trust's exemption from status as an Investment Company under the Investment Company Act, provided that, without the consent of each Holder of Trust Securities, the Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a Holder of Securities to institute suit for the enforcement of any such payment on or after such date.

           9.   Pro Rata.

         A reference in these terms of the Securities to any payment, distribution or treatment as being "PRO RATA" shall mean pro rata to each Holder of Securities according to the aggregate Liquidation Amount of the Securities held by the relevant Holder in relation to the aggregate Liquidation Amount of all Securities outstanding unless, in relation to a payment, an Event of Default under the Agreement has occurred and is continuing, in which case any funds available to make such payment shall be paid first to each Holder of the Preferred Securities pro rata according to the aggregate Liquidation Amount of Preferred Securities held by the relevant Holder relative to the aggregate Liquidation Amount of all Preferred Securities outstanding, and only after satisfaction of all amounts owed to the Holders of the Preferred Securities, to each Holder of Common Securities pro rata according to the aggregate Liquidation Amount of Common Securities held by the relevant Holder relative to the aggregate Liquidation Amount of all Common Securities outstanding.

          10.   Ranking.

         The Preferred Securities rank pari passu with the Common Securities and payment thereon shall be made Pro Rata with the Common Securities, except that, if an Event of Default under the Agreement occurs and is continuing, no payments in respect of Distributions on, or payments upon liquidation, redemption or otherwise with respect to, the Common Securities shall be made until the Holders of the Preferred Securities shall be paid in full the Distributions, Mandatory Redemption Price, Liquidation Distribution and other payments to which they are entitled at such time.

          11.   Acceptance of Securities Guarantees and Indenture.

         Each Holder of Preferred Securities and Common Securities, by the acceptance thereof, agrees to the provisions of the Preferred Securities Guarantee, the Common Securities Guarantee and the Indenture including the subordination provisions therein.

          12.   No Preemptive Rights.

         The Holders of the Securities shall have no preemptive or similar rights to subscribe for any additional securities.

          13.   Miscellaneous.

         These terms constitute a part of the Agreement.

         The Sponsor will provide a copy of the Agreement, the Preferred Securities Guarantee or the Common Securities Guarantee (as may be appropriate) and the Indenture (including any supplemental indenture) to a Holder without charge on written request to the Sponsor at its principal place of business.

                                                                     EXHIBIT A-1



                    [FORM OF PREFERRED SECURITY CERTIFICATE]
                     (prior to Remarketing Settlement Date)

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITIES EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) RESELL OR OTHERWISE TRANSFER THE SECURITIES EVIDENCED HEREBY EXCEPT (A) TO HERCULES INCORPORATED OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OR (C) TO A SECONDARY PURCHASER (AS DEFINED IN THE AMENDED AND RESTATED TRUST AGREEMENT OF HERCULES TRUST V DATED AS OF NOVEMBER 12, 1998 (AS AMENDED FROM TIME TO TIME, THE "TRUST AGREEMENT")) THAT HAS ENTERED INTO A SECONDARY PURCHASE AGREEMENT (AS DEFINED IN THE TRUST AGREEMENT) WITH THE TRUST, (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITIES EVIDENCED HEREBY ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND AND (4) AGREES, WITH RESPECT TO ANY TRANSFER OCCURRING PRIOR TO THE REMARKETING DATE ON WHICH REPLACEMENT SECURITIES ARE ISSUED, TO PROVIDE TO THE PROPERTY TRUSTEE A DULY EXECUTED CERTIFICATE SUBSTANTIALLY TO THE EFFECT OF CLAUSES (1), (2) AND (3), ABOVE. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO THE SALES OF THE SECURITIES EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT.

FROM AND AFTER THE REMARKETING SETTLEMENT DATE ON WHICH REPLACEMENT SECURITIES ARE ISSUED, THIS CERTIFICATE SHALL REPRESENT ONLY THE RIGHT TO RECEIVE THE REMARKETING PRICE, AS PROVIDED IN THE TRUST AGREEMENT, AND SHALL NO LONGER REPRESENT AN OBLIGATION OF OR INTEREST IN THE TRUST.


                                      A1-1

Certificate Number                                Number of Preferred Securities

                                                            CUSIP NO. __________

                   Certificate Evidencing Preferred Securities

                                       of

                                HERCULES TRUST V


                     Auction Rate Reset Preferred Securities
               (Liquidation Amount $1,000 per Preferred Security)

         HERCULES TRUST V, a statutory business trust created under the laws of the State of Delaware (the "TRUST"), hereby certifies that ______________ (the "HOLDER") is the registered owner of __________ securities of the Trust representing undivided beneficial interests in the assets of the Trust designated the Auction Reset Rate Preferred Securities (Liquidation Amount $1,000 per Preferred Security) (the "PREFERRED SECURITIES"). This Preferred Security is transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Trust Agreement of the Trust dated as of November 12, 1998, as the same may be amended from time to time, including the designation of the terms of the Preferred Securities as set forth in Annex I to the Agreement (the "AGREEMENT"). Capitalized terms used but not defined herein shall have the meaning given them in the Agreement. The Sponsor will provide a copy of the Agreement, the Preferred Securities Guarantee and the Indenture to a Holder without charge upon written request to the Trust at its principal place of business.

         Upon receipt of this certificate, the Holder is bound by the Agreement and is entitled to the benefits thereunder and to the benefits of the Preferred Securities Guarantee to the extent provided therein.

         By acceptance, the Holder agrees to treat, for United States Federal income tax purposes, the Subordinated Notes as indebtedness and the Preferred Securities as evidence of indirect beneficial ownership in the Subordinated Notes.


                                      A1-2

         IN WITNESS WHEREOF, the Trust has executed this certificate this ___ day of ___________, ____.


                                        HERCULES TRUST V


                                        By:      __________________________
                                                 Name:
                                                 Title:   Administrative Trustee


                PROPERTY TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Preferred Securities referred to in the within-mentioned Agreement.

Dated:   __________, ____

                                        THE CHASE MANHATTAN BANK,
                                           as Property Trustee


                                        By:      ________________________
                                                 Authorized Signatory


                                      A1-3

                          [FORM OF REVERSE OF SECURITY]

          (a) Distributions with respect to the Liquidation Amount of $1,000 per Preferred Security (the "LIQUIDATION AMOUNT") will accrue and be payable at a rate (the "DISTRIBUTION RATE") (such rate being the rate of interest payable on the Subordinated Notes to be held by the Property Trustee) per annum equal to

                  (i) from and including the date of issuance to but excluding the date such Securities are redeemed, LIBOR plus 175 basis points, compounded quarterly;

                  (ii) from and including the Remarketing Settlement Date on which Replacement Securities are issued to but excluding the date such Securities are redeemed, the Winning Bid Rate, compounded quarterly; and

                  (iii) notwithstanding clauses (i) and (ii) above, if the Securities are not redeemed because the Sponsor fails to pay the principal amount of the Subordinated Notes on the date such amount becomes due, then, from and including such due date to but excluding the date the Securities are redeemed, the Default Rate, compounded quarterly, but only to the extent permitted by applicable law.

Distributions in arrears for more than one quarterly period will bear additional distributions thereon compounded quarterly at the applicable periodic Distribution Rate specified above (to the extent permitted by applicable law). Distributions are payable if and to the extent the Subordinated Note Issuer makes a payment of Additional Interest (as defined in the Indenture) upon the occurrence of certain events specified in the Indenture. The term "DISTRIBUTIONS", as used herein, includes any such additional distributions unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Subordinated Notes held by the Property Trustee and to the extent the Property Trustee has funds on hand legally available therefor.

          (b) Until the Remarketing Settlement Date on which Replacement Securities are issued, Distributions on this Preferred Security will be cumulative, will be payable quarterly in arrears on February 12, May 12, August 12 and November 12 of each year, commencing February 12, 1999, and on such Remarketing Settlement Date (each, a "PRE-REMARKETING DISTRIBUTION DATE"), will accumulate from and including the most recent date to which Distributions have been paid or, if no Distributions have been paid, from November 12, 1998, to but excluding the related Pre-Remarketing Distribution Date, except as otherwise described below.


                                      A1-4

         The Distribution Rate in effect for the period from and including November 12, 1998 to but excluding February 12, 1999 shall be the rate determined by the Calculation Agent two London Banking Days prior to November 12, 1998 and shall equal LIBOR plus 175 basis points. The Distribution Rate in effect thereafter, for each quarterly period from and including the immediately preceding Pre-Remarketing Distribution Date to but excluding the applicable Pre-Remarketing Distribution Date, shall be determined by the Calculation Agent two London Banking Days prior to such immediately preceding Pre-Remarketing Distribution Date and shall equal LIBOR plus 175 basis points. The amount of Distributions payable for any quarterly period shall be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the last sentence of this paragraph, the amount of Distributions payable for any period shorter than a full quarterly period for which Distributions are computed will be computed on the basis of the actual number of days elapsed per 30-day month. If a Pre-Remarketing Distribution Date is not a Business Day, then such Pre-Remarketing Distribution Date will be the next succeeding Business Day, except if such Business Day is in the next succeeding calendar month, such Pre-Remarketing Distribution Date will be the immediately preceding Business Day.

         As used herein, "LONDON BANKING DAY" means any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market.

          (c) From and including the Remarketing Settlement Date on which Replacement Securities are issued, Distributions on the Replacement Securities will be cumulative, will be payable quarterly in arrears on February 12, May 12, August 12 and November 12 of each year, commencing on the Remarketing Settlement Date, and on the Mandatory Redemption Date (each, a "DISTRIBUTION DATE"), will accumulate from the most recent date to which Distributions have been paid or, if no Distributions have been paid, from and including the Remarketing Settlement Date, to but excluding the related Distribution Date, except as otherwise described below. The amount of Distributions payable for any quarterly period shall be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the last sentence of this paragraph, the amount of Distributions payable for any period shorter than a full quarterly period for which Distributions are computed will be computed on the basis of the actual number of days elapsed per 30-day month. If a Distribution Date is not a Business Day, then such Distribution Date will be the next succeeding Business Day, except if such Business Day is in the next succeeding calendar month, such Distribution Date will be the immediately preceding Business Day.

         Subject to other conditions set forth in the Agreement and the Indenture, the Property Trustee may, at the direction of the Sponsor, at any time dissolve the Trust and cause the Subordinated Notes to be distributed to the Holders of the


                                      A1-5

Securities in liquidation of the Trust or, simultaneously with any redemption of the Subordinated Notes, cause a Like Amount of the Securities to be redeemed by the Trust.

         This Preferred Security shall be redeemable as provided in the Agreement.


                                      A1-6

                                   ASSIGNMENT
FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security Certificate to:


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

        (Insert assignee's social security or tax identification number)


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                    (Insert address and zip code of assignee)


and irrevocably appoints


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

to transfer this Preferred Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.


Date: _______________________

Signature: __________________

(Sign exactly as your name appears on the other side of this Preferred Security Certificate)

Signature Guarantee(1):___________________________________

--------------
(1) Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities and Exchange Act of 1934, as amended.


                                      A1-7

                                   EXHIBIT A-2

                      [FORM OF COMMON SECURITY CERTIFICATE]

THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT IN COMPLIANCE WITH APPLICABLE LAW AND THE PROVISIONS OF THE AMENDED AND RESTATED TRUST AGREEMENT OF HERCULES TRUST V DATED AS OF NOVEMBER 12, 1998, AS AMENDED FROM TIME TO TIME.


                                      A2-1

Certificate Number                                   Number of Common Securities
_______________                                               6,200

                    Certificate Evidencing Common Securities

                                       of

                                HERCULES TRUST V

                      Auction Rate Reset Common Securities
                 (Liquidation Amount $1,000 per Common Security)

         HERCULES TRUST V, a statutory business trust created under the laws of the State of Delaware (the "TRUST"), hereby certifies that Hercules Incorporated (the "HOLDER") is the registered owner of __________ securities of the Trust representing undivided beneficial interests in the assets of the Trust designated the Auction Rate Reset Common Securities (Liquidation Amount $1,000 per Common Security) (the "COMMON SECURITIES"). Except as set forth in the Agreement (as defined herein), the Common Securities are not transferable. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Trust Agreement of the Trust dated as of November 12, 1998, as the same may be amended from time to time, including the designation of the terms of the Common Securities as set forth in Annex I to the Agreement (the "AGREEMENT"). Capitalized terms used but not defined herein shall have the meaning given them in the Agreement. The Sponsor will provide a copy of the Agreement, the Common Securities Guarantee and the Indenture to a Holder without charge upon written request to the Trust at its principal place of business.

         Upon receipt of this certificate, the Holder is bound by the Agreement and is entitled to the benefits thereunder and to the benefits of the Common Securities Guarantee to the extent provided therein.

         By acceptance, the Holder agrees to treat, for United States Federal income tax purposes, the Subordinated Notes as indebtedness and the Common Securities as evidence of indirect beneficial ownership in the Subordinated Notes.


                                      A2-2

         IN WITNESS WHEREOF, the Trust has executed this certificate this ___ day of ___________, 1998.


HERCULES TRUST V

By:      __________________________
         Name:
         Title: Administrative Trustee


                                      A2-3

                      [FORM OF REVERSE OF COMMON SECURITY]

          (a) Distributions with respect to the Liquidation Amount of $1,000 per Common Security (the "LIQUIDATION AMOUNT") will accrue and be payable at a rate (the "DISTRIBUTION RATE") (such rate being the rate of interest payable on the Subordinated Notes to be held by the Property Trustee) per annum equal to

                  (i) from and including the date of issuance to but excluding the date such Securities are redeemed, LIBOR plus 175 basis points, compounded quarterly;

                  (ii) from and including the Remarketing Settlement Date on which Replacement Securities are issued, to but excluding the date such Securities are redeemed, the Winning Bid Rate, compounded quarterly; and

                  (iii) notwithstanding clauses (i) and (ii), if the Securities are not redeemed because the Sponsor fails to pay the principal amount of the Subordinated Notes on the date such amount becomes due, then from and including such due date to but excluding the date the Securities are redeemed, the Default Rate, compounded quarterly but only to the extent permitted by applicable law.

Distributions that are not paid when due will bear additional distributions thereon compounded quarterly at the applicable periodic Distribution Rate specified above (to the extent permitted by applicable law). Distributions are payable if and to the extent the Subordinated Note Issuer makes a payment of Additional Interest (as defined in the Indenture) upon the occurrence of certain events specified in the Indenture. The term "DISTRIBUTIONS", as used herein, includes any such additional distributions unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Subordinated Notes held by the Property Trustee and to the extent the Property Trustee has funds on hand legally available therefor.

          (b) Until the Remarketing Settlement Date on which Replacement Securities are issued, Distributions on this Common Security will be cumulative, will be payable quarterly in arrears on February 12, May 12, August 12 and November 12 of each year, commencing February 12, 1999, and on such Remarketing Settlement Date (each, a "PRE-REMARKETING DISTRIBUTION DATE"), will accumulate from and including the most recent date to which Distributions have been paid or, if no Distributions have been paid, from November 12, 1998, to but excluding the related Pre-Remarketing Distribution Date, except as otherwise described below.


                                      A2-4

         The Distribution Rate in effect for the period from and including November 12, 1998 to but excluding February 12, 1999 shall be the rate determined by the Calculation Agent two London Banking Days prior to November 12, 1998 and shall equal LIBOR plus 175 basis points. The Distribution Rate in effect thereafter, for each quarterly period from and including the immediately preceding Pre-Remarketing Distribution Date to but excluding the applicable Pre-Remarketing Distribution Date, shall be determined by the Calculation Agent two London Banking Days prior to such immediately preceding Pre-Remarketing Distribution Date and shall equal LIBOR plus 175 basis points. The amount of Distributions payable for any quarterly period shall be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the last sentence of this paragraph, the amount of Distributions payable for any period shorter than a full quarterly period for which Distributions are computed will be computed on the basis of the actual number of days elapsed per 30-day month. If a Pre-Remarketing Distribution Date is not a Business Day, then such Pre-Remarketing Distribution Date will be the next succeeding Business Day, except if such Business Day is in the next succeeding calendar month, such Pre-Remarketing Distribution Date will be the immediately preceding Business Day.

         As used herein, "LONDON BANKING DAY" means any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market.

          (c) From and including the Remarketing Settlement Date on which Replacement Securities are issued, Distributions on the Replacement Securities and on this Common Security will be cumulative, will be payable quarterly in arrears on February 12, May 12, August 12 and November 12 of each year, commencing on the Remarketing Settlement Date, and on the Mandatory Redemption Date (each, a "DISTRIBUTION DATE"), will accumulate from the most recent date to which Distributions have been paid or, if no Distributions have been paid, from and including the Remarketing Settlement Date, to but excluding the related Distribution Date, except as otherwise described below. The amount of Distributions payable for any quarterly period shall be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the last sentence of this paragraph, the amount of Distributions payable for any period shorter than a full quarterly period for which Distributions are computed will be computed on the basis of the actual number of days elapsed per 30-day month. If a Distribution Date is not a Business Day, then such Distribution Date will be the next succeeding Business Day, except if such Business Day is in the next succeeding calendar month, such Distribution Date will be the immediately preceding Business Day.

         Subject to other conditions set forth in the Agreement and the Indenture, the Property Trustee may, at the direction of the Sponsor, at any time dissolve the


                                      A2-5

Trust and cause the Subordinated Notes to be distributed to the Holders to the Securities in liquidation of the Trust or, simultaneously with any redemption of the Subordinated Notes, cause a Like Amount of the Securities to be redeemed by the Trust.

         This Common Security shall be redeemable as provided in the Agreement.


                                      A2-6

                                                                     EXHIBIT A-3


              [FORM OF REPLACEMENT PREFERRED SECURITY CERTIFICATE]


THESE SECURITIES ARE GLOBAL SECURITIES WITHIN THE MEANING OF THE AGREEMENT HEREINAFTER REFERRED TO AND ARE REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITORY") OR A NOMINEE OF THE DEPOSITORY. THESE SECURITIES ARE EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE TRUST AGREEMENT AND NO TRANSFER OF THESE SECURITIES (OTHER THAN A TRANSFER OF THESE SECURITIES AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THESE SECURITIES ARE PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITIES ISSUED ARE REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITIES EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) RESELL OR OTHERWISE TRANSFER THE SECURITIES EVIDENCED HEREBY EXCEPT (A) TO HERCULES INCORPORATED OR ANY SUBSIDIARY THEREOF OR (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (3) AGREES THAT IT WILL


                                      A3-1

DELIVER TO EACH PERSON TO WHOM THE SECURITIES EVIDENCED HEREBY ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND AND (4) AGREES, WITH RESPECT TO ANY TRANSFER OCCURRING PRIOR TO THE REMARKETING DATE ON WHICH REPLACEMENT SECURITIES ARE ISSUED, TO PROVIDE TO THE PROPERTY TRUSTEE A DULY EXECUTED CERTIFICATE SUBSTANTIALLY TO THE EFFECT OF CLAUSES (1), (2) AND (3), ABOVE. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO THE SALES OF THE SECURITIES EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT.


                                      A3-2

Certificate Number                                Number of Preferred Securities

___________________                               ______________________________

                                                            CUSIP NO. __________

             Certificate Evidencing Replacement Preferred Securities

                                       of

                                HERCULES TRUST V

               Replacement Auction Rate Reset Preferred Securities (Liquidation Amount $1,000 per Preferred Security)


         HERCULES TRUST V, a statutory business trust formed under the laws of the State of Delaware (the "TRUST"), hereby certifies that ______________ (the "HOLDER") is the registered owner of __________ securities of the Trust representing undivided beneficial interests in the assets of the Trust designated the Auction Preferred Securities (Liquidation Amount $1,000 per Preferred Security) (the "PREFERRED SECURITIES"). Subject to the terms of the Agreement (as defined below), this Preferred Security is transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Trust Agreement of the Trust dated as of November 12, 1998, as the same may be amended from time to time, including the designation of the terms of the Preferred Securities as set forth in Annex I to the Agreement (the "AGREEMENT"). Capitalized terms used but not defined herein shall have the meaning given them in the Agreement. The Sponsor will provide a copy of the Agreement, the Preferred Securities Guarantee and the Indenture to a Holder without charge upon written request to the Trust at its principal place of business.

         Upon receipt of this certificate, the Holder is bound by the Agreement and is entitled to the benefits thereunder and to the benefits of the Preferred Securities Guarantee to the extent provided therein.

         By acceptance, the Holder agrees to treat, for United States Federal income tax purposes, the Subordinated Notes as indebtedness and the Preferred Securities as evidence of indirect beneficial ownership in the Subordinated Notes.


                                      A3-3

         IN WITNESS WHEREOF, the Trust has executed this certificate this ___ day of _________, ____.


                            HERCULES TRUST V

                            By:      __________________________
                                     Name:
                                     Title:   Administrative Trustee


                        PROPERTY TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Preferred Securities referred to in the within-mentioned Agreement.

Dated:

                            THE CHASE MANHATTAN BANK,
                               as Property Trustee

                            By:      __________________________
                                     Authorized Signatory


                                      A3-4

                          [FORM OF REVERSE OF SECURITY]

         Distributions with respect to the Liquidation Amount of $1,000 per Security (the "LIQUIDATION AMOUNT") will accrue and be payable at a rate (the "DISTRIBUTION RATE", such rate being the rate of interest payable on the Subordinated Notes to be held by the Property Trustee) per annum equal to

                  (i) from and including the date of issuance to but excluding the date such Securities are redeemed, the Winning Bid Rate, compounded quarterly; and

                  (ii) notwithstanding clause (i) above, if the Securities are not redeemed because the Sponsor fails to pay the principal amount of the Subordinated Notes on the date such amount becomes due, then from and including such due date to but excluding the date the Securities are redeemed, the Default Rate, compounded quarterly but only to the extent permitted by applicable law.

Distributions in arrears for more than one quarterly period will bear additional distributions thereon compounded quarterly at the applicable periodic Distribution Rate specified above (to the extent permitted by applicable law). Distributors are payable if and to the extent the Subordinated Note Issuer makes a payment of Additional Interest (as defined in the Indenture) upon the occurrence of certain events specified in the Indenture. The term "DISTRIBUTIONS", as used herein, includes any such additional distributions unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Subordinated Notes held by the Property Trustee and to the extent the Property Trustee has funds on hand legally available therefor.

         From and including the date of issuance, Distributions on the Replacement Securities will be cumulative, will be payable quarterly in arrears on February 12, May 12, August 12 and November 12 of each year, commencing on the Remarketing Settlement Date, and on the Mandatory Redemption Date (each, a "DISTRIBUTION DATE"), will accumulate from the most recent date to which Distributions have been paid or, if no Distributions have been paid, from and including the date of issuance, to but excluding the related Distribution Date, except as otherwise described below. The amount of Distributions payable for any quarterly period shall be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the last sentence of this paragraph, the amount of Distributions payable for any period shorter than a full quarterly period for which Distributions are computed will be computed on the basis of the actual number of days elapsed per 30-day month. If a Distribution Date is not a Business Day, then such Distribution Date will be the next succeeding Business Day, except if such Business Day is in the next succeeding calendar month, such Distribution Date will be the immediately preceding Business Day.


                                      A3-5

         Subject to certain conditions set forth in the Agreement and the Indenture, the Property Trustee may, at the direction of the Sponsor, at any time dissolve the Trust and cause the Subordinated Notes to be distributed to the Holders of the Securities in liquidation of the Trust or, simultaneously with any redemption of the Subordinated Notes, cause a Like Amount of the Securities to be redeemed by the Trust.

         This Preferred Security shall be redeemable as provided in the Agreement.


                                      A3-6

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security Certificate to:


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                (Insert assignee's social security or tax identification number)


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                    (Insert address and zip code of assignee)


and irrevocably appoints


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

to transfer this Preferred Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.


Date: _______________________

Signature: __________________

(Sign exactly as your name appears on the other side of this Preferred Security Certificate)

Signature Guarantee(2):___________________________________


----------------------
(2) Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities and Exchange Act of 1934, as amended.


                                      A3-7

                            INTERSTATE SOLUTIONS LLC



                                           -----------, 1999


State of California
Franchise Tax Board
Corporation Audit Section
P.O. Box 1468
Sacramento, CA 95812

Attn: Tax Clearance Unit

              Re:  Interstate Solutions LLC
                   California Corporation No.: 101998002169

Dear Sir or Madam:
              The above-referenced corporation is requesting a tax clearance based upon taxes paid. The corporation's final franchise tax return covering
the period up to date of cessation of business (was filed on         ) (is
enclosed herewith).


                                           INTERSTATE SOLUTIONS LLC




                                           By:
                                              ------------------------
                                                  Authorized Officer